                                                                 EXHIBIT 4.1

--------------------------------------------------------------------------------


                                   ICO, INC.


                               ---------------



                                  $120,000,000

                             SERIES A AND SERIES B

                         10 3/8% SENIOR NOTES DUE 2007


                               ---------------



                                   INDENTURE



                            Dated as of June 9, 1997



                               ---------------

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS



ARTICLE 1     DEFINITIONS AND INCORPORATION BY REFERENCE  . . . . . . . . .    1

       SECTION 1.1  Definitions   . . . . . . . . . . . . . . . . . . . . .    1
       SECTION 1.2  Other Definitions   . . . . . . . . . . . . . . . . . .   23
       SECTION 1.3  Incorporation by Reference of Trust Indenture Act   . .   23
       SECTION 1.4  Rules of Construction   . . . . . . . . . . . . . . . .   24

ARTICLE 2     THE NOTES   . . . . . . . . . . . . . . . . . . . . . . . . .   24

       SECTION 2.1  Form and Dating   . . . . . . . . . . . . . . . . . . .   24
       SECTION 2.2  Execution and Authentication  . . . . . . . . . . . . .   25
       SECTION 2.3  Registrar and Paying Agent  . . . . . . . . . . . . . .   26
       SECTION 2.4  Paying Agent to Hold Assets in Trust  . . . . . . . . .   27
       SECTION 2.5  Holder Lists  . . . . . . . . . . . . . . . . . . . . .   28
       SECTION 2.6  Transfer and Exchange   . . . . . . . . . . . . . . . .   28
       SECTION 2.7  Replacement Notes   . . . . . . . . . . . . . . . . . .   37
       SECTION 2.8  Outstanding Notes   . . . . . . . . . . . . . . . . . .   37
       SECTION 2.9  Treasury Notes  . . . . . . . . . . . . . . . . . . . .   38
       SECTION 2.10  Temporary Notes  . . . . . . . . . . . . . . . . . . .   38
       SECTION 2.11  Cancellation   . . . . . . . . . . . . . . . . . . . .   38
       SECTION 2.12  Defaulted Interest   . . . . . . . . . . . . . . . . .   39
       SECTION 2.13  CUSIP Number   . . . . . . . . . . . . . . . . . . . .   39
       SECTION 2.14  Deposit of Moneys  . . . . . . . . . . . . . . . . . .   39
       SECTION 2.15  Liquidated Damages Under Registration Rights
                     Agreement  . . . . . . . . . . . . . . . . . . . . . .   39

ARTICLE 3     REDEMPTION AND OFFERS TO PURCHASE   . . . . . . . . . . . . .   40

       SECTION 3.1  Notice to Trustee   . . . . . . . . . . . . . . . . . .   40
       SECTION 3.2  Selection of Notes to Be Redeemed   . . . . . . . . . .   40
       SECTION 3.3  Notice of Redemption  . . . . . . . . . . . . . . . . .   41
       SECTION 3.4  Effect of Notice of Redemption  . . . . . . . . . . . .   42
       SECTION 3.5  Deposit of Redemption Price   . . . . . . . . . . . . .   42
       SECTION 3.6  Notes Redeemed in Part  . . . . . . . . . . . . . . . .   42
       SECTION 3.7  Optional Redemption   . . . . . . . . . . . . . . . . .   42
       SECTION 3.8  Mandatory Redemption  . . . . . . . . . . . . . . . . .   43
       SECTION 3.9  Offer to Repurchase by Application of Excess Proceeds     43

ARTICLE 4     COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . .   46

       SECTION 4.1  Payment of Notes  . . . . . . . . . . . . . . . . . . .   46

       SECTION 4.2  Maintenance of Office or Agency   . . . . . . . . . . .   46
       SECTION 4.3  Reports   . . . . . . . . . . . . . . . . . . . . . . .   47
       SECTION 4.4  Compliance Certificate  . . . . . . . . . . . . . . . .   47
       SECTION 4.5  Taxes   . . . . . . . . . . . . . . . . . . . . . . . .   48
       SECTION 4.6  Stay, Extension and Usury Laws  . . . . . . . . . . . .   48
       SECTION 4.7  Company and Corporate Existence and Maintenance
                    of Properties and Insurance . . . . . . . . . . . . . .   48
       SECTION 4.8  Limitation on the Incurrence of Indebtedness and
                    Issuance of Disqualified Stock  . . . . . . . . . . . .   49
       SECTION 4.9  Limitation on Restricted Payments   . . . . . . . . . .   49
       SECTION 4.10  Limitation on Liens  . . . . . . . . . . . . . . . . .   52
       SECTION 4.11  Limitation on Transactions with Affiliates   . . . . .   52
       SECTION 4.12  Limitation on Dividend and Other Payment Restrictions
                     Affecting Subsidiaries . . . . . . . . . . . . . . . .   53
       SECTION 4.13  Limitation on Sale of Assets   . . . . . . . . . . . .   54
       SECTION 4.14  Change of Control  . . . . . . . . . . . . . . . . . .   56
       SECTION 4.15  Limitation on Sale/Leaseback Transactions  . . . . . .   57
       SECTION 4.16  Guarantees of Certain Indebtedness   . . . . . . . . .   57
       SECTION 4.17  Conduct of Business  . . . . . . . . . . . . . . . . .   58
       SECTION 4.18  Payments for Consent   . . . . . . . . . . . . . . . .   58

ARTICLE 5     SUCCESSORS  . . . . . . . . . . . . . . . . . . . . . . . . .   58

       SECTION 5.1  Limitation on Merger, Consolidation or Sale of
                    Assets  . . . . . . . . . . . . . . . . . . . . . . . .   58
       SECTION 5.2  Successor Person Substituted  . . . . . . . . . . . . .   59

ARTICLE 6     DEFAULTS AND REMEDIES   . . . . . . . . . . . . . . . . . . .   59

       SECTION 6.1  Events of Default   . . . . . . . . . . . . . . . . . .   59
       SECTION 6.2  Acceleration  . . . . . . . . . . . . . . . . . . . . .   62
       SECTION 6.3  Other Remedies  . . . . . . . . . . . . . . . . . . . .   62
       SECTION 6.4  Waiver of Past Defaults   . . . . . . . . . . . . . . .   62
       SECTION 6.5  Control by Majority   . . . . . . . . . . . . . . . . .   63
       SECTION 6.6  Limitation on Suits   . . . . . . . . . . . . . . . . .   63
       SECTION 6.7  Rights of Holders to Receive Payment  . . . . . . . . .   64
       SECTION 6.8  Collection Suit by Trustee  . . . . . . . . . . . . . .   64
       SECTION 6.9  Trustee May File Proofs of Claim  . . . . . . . . . . .   64
       SECTION 6.10  Priorities   . . . . . . . . . . . . . . . . . . . . .   65
       SECTION 6.11  Undertaking for Costs  . . . . . . . . . . . . . . . .   65

ARTICLE 7      TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . .   65

       SECTION 7.1  Duties of Trustee   . . . . . . . . . . . . . . . . . .   65
       SECTION 7.2  Rights of Trustee   . . . . . . . . . . . . . . . . . .   67

       SECTION 7.3  Definitive Rights of Trustee  . . . . . . . . . . . . .   67
       SECTION 7.4  Trustee's Disclaimer  . . . . . . . . . . . . . . . . .   67
       SECTION 7.5  Notice of Defaults  . . . . . . . . . . . . . . . . . .   68
       SECTION 7.6  Reports by Trustee to Holders   . . . . . . . . . . . .   68
       SECTION 7.7  Compensation and Indemnity  . . . . . . . . . . . . . .   68
       SECTION 7.8  Replacement of Trustee  . . . . . . . . . . . . . . . .   69
       SECTION 7.9  Successor Trustee by Merger, etc.   . . . . . . . . . .   70
       SECTION 7.10  Eligibility; Disqualification  . . . . . . . . . . . .   71
       SECTION 7.11  Preferential Collection of Claims Against Company  . .   71

ARTICLE 8     LEGAL DEFEASANCE AND COVENANT DEFEASANCE  . . . . . . . . . .   71
       SECTION 8.1  Option to Effect Legal Defeasance or Covenant
                    Defeasance  . . . . . . . . . . . . . . . . . . . . . .   71
       SECTION 8.2  Legal Defeasance and Discharge  . . . . . . . . . . . .   71
       SECTION 8.3  Covenant Defeasance   . . . . . . . . . . . . . . . . .   72
       SECTION 8.4  Conditions to Legal Defeasance or Covenant Defeasance     72
       SECTION 8.5  Deposited Money and Government Securities to be Held in
                    Trust; Other Miscellaneous Provisions   . . . . . . . .   74
       SECTION 8.6  Repayment to Company  . . . . . . . . . . . . . . . . .   74
       SECTION 8.7  Reinstatement   . . . . . . . . . . . . . . . . . . . .   75

ARTICLE 9     AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . .   75

       SECTION 9.1  Without Consent of Holders  . . . . . . . . . . . . . .   75
       SECTION 9.2  With Consent of Holders   . . . . . . . . . . . . . . .   76
       SECTION 9.3  Compliance with Trust Indenture Act   . . . . . . . . .   77
       SECTION 9.4  Revocation and Effect of Consents   . . . . . . . . . .   78
       SECTION 9.5  Notation on or Exchange of Notes  . . . . . . . . . . .   78
       SECTION 9.6  Trustee to Sign Amendments, etc.  . . . . . . . . . . .   78

ARTICLE 10    GUARANTEE   . . . . . . . . . . . . . . . . . . . . . . . . .   79

       SECTION 10.1  Guarantee  . . . . . . . . . . . . . . . . . . . . . .   79
       SECTION 10.2  Guarantors May Consolidate, etc., on Certain Terms   .   80
       SECTION 10.3  Application of Certain Terms and Provisions to the
                     Guarantors . . . . . . . . . . . . . . . . . . . . . .   81
       SECTION 10.4  Release of Guarantee   . . . . . . . . . . . . . . . .   81
       SECTION 10.5  Limitation of Guarantor's Liability  . . . . . . . . .   82
       SECTION 10.6  Contribution   . . . . . . . . . . . . . . . . . . . .   82

ARTICLE 11    MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . .   83

       SECTION 11.1  Trust Indenture Act Controls   . . . . . . . . . . . .   83
       SECTION 11.2  Notices  . . . . . . . . . . . . . . . . . . . . . . .   83
       SECTION 11.3  Communication by Holders with Other Holders  . . . . .   84
       SECTION 11.4  Certificate and Opinion as to Conditions Precedent   .   84

       SECTION 11.5  Statements Required in Certificate or Opinion  . . . .   84
       SECTION 11.6  Rules by Trustee and Agents  . . . . . . . . . . . . .   85
       SECTION 11.7  Legal Holidays   . . . . . . . . . . . . . . . . . . .   85
       SECTION 11.8  No Recourse Against Others   . . . . . . . . . . . . .   85
       SECTION 11.9  Governing Law  . . . . . . . . . . . . . . . . . . . .   85
       SECTION 11.10  No Adverse Interpretation of Other Agreements   . . .   86
       SECTION 11.11  Successors  . . . . . . . . . . . . . . . . . . . . .   86
       SECTION 11.12  Severability  . . . . . . . . . . . . . . . . . . . .   86
       SECTION 11.13  Counterpart Originals   . . . . . . . . . . . . . . .   86
       SECTION 11.14  Table of Contents, Headings, etc. . . . . . . . . . .   86

EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-1

EXHIBIT B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-1

EXHIBIT C . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    C-1

EXHIBIT D . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    D-1

              INDENTURE, dated as of June 9, 1997, between ICO, Inc., a Texas corporation (the "Company"), and Fleet National Bank, as trustee (the "Trustee").

              The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10 3/8% Series A Senior Notes due 2007 of the Company (the "Series A Notes") and the 10 3/8% Series B Senior Notes due 2007 of the Company (the "Series B Notes").


                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1  Definitions

              "Acquired Indebtedness" means, with respect to any specified
Person: (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. Acquired Indebtedness shall be deemed incurred at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such Specified Person.

              "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (i) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee, of such Guarantor at such date and (ii) the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee of such Guarantor), excluding debt in respect of its Guarantee, as they become absolute and matured.

              "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

              "Agent" means any Registrar, Paying Agent or co-registrar.

              "Asset Sale" means (i) the sale, lease, conveyance, transfer, exchange or other disposition (collectively, "dispositions") of any assets (including by way of a Sale/Leaseback Transaction) other than dispositions of inventory in the ordinary course of business, (ii) the issuance by any Restricted Subsidiary of the Company of Equity Interests of such Restricted Subsidiary (other than directors' qualifying shares) and (iii) the disposition by the Company or any of its Restricted Subsidiaries of Equity Interests of any Restricted Subsidiary of the Company, in the case of either clause (i), (ii) or
(iii), whether in a single transaction or a series of related transactions (a) that have a Fair Market Value in excess of $2.0 million or (b) for net proceeds in excess of $2.0 million. Notwithstanding the foregoing, the following will not be deemed to be Asset Sales: (i) a disposition of assets by a Restricted Subsidiary of the Company to the Company or a Wholly-Owned Restricted Subsidiary of the Company or by the Company to a Wholly-Owned Restricted Subsidiary of the Company, (ii) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Restricted Subsidiary of the Company, (iii) a disposition consisting of a Restricted Payment permitted by Section 4.9 hereof, (iv) the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole governed by the provisions of Section 4.14 and/or Article V hereof, (v) any trade or exchange by the Company or any Restricted Subsidiary of (A) properties and assets used in the Business for properties and assets used in the Business owned or held by another Person or (B) shares of Capital Stock in any Person engaged in the Business for shares of Capital Stock in any Person engaged in the Business owned or held by another Person, provided that
(1) the Fair Market Value of the properties, assets or shares traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents, not to exceed 15% of such Fair Market Value, to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the properties, assets or shares (together with any cash or Cash Equivalents, not to exceed 15% of such Fair Market Value) to be received by the Company or such Restricted Subsidiary, provided that if such Fair Market Value is equal to or in excess of $5.0 million, the resolution of the Board of Directors of the Company evidenced by an Officers' Certificate delivered to the Trustee shall be accompanied by a written appraisal by a nationally recognized investment banking firm or appraisal firm, in each case specializing or having a specialty in the Business and (2) such exchange is approved by a majority of the Disinterested Directors, (vi) any sale, transfer and other disposition of defaulted receivables for collection in the ordinary course of business, (vii) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (viii) any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with the Section 4.10 hereof, (ix) any disposition of equipment or materials in the ordinary course of business consistent with past practices which, in the reasonable judgment of the Company, are obsolete, worn out or no longer useful in the Company's or any Restricted Subsidiaries' business and (x) the factoring or securitization of equipment receivables by the Company or a Restricted Subsidiary with a financial institution in connection with the sale by the Company or such Restricted Subsidiary of such equipment in the ordinary course of business, provided that, such equipment was sold by the Company or such Restricted Subsidiary subsequent to the date of this Indenture and within eighteen months of such factoring or securitization.

              "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the net amount of rent under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

              "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the product of (x) the number of years (calculated to the nearest one-twelfth) from such date to the date of each successive scheduled principal payment, including payment at final maturity, of such Indebtedness multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

              "Bank Credit Facility" means the Amended and Restated Business Loan Agreement (Receivables and Inventory), dated as of February 21, 1997, by and among the Company and Bank of America Texas, N.A., as amended by the First Amendment thereto dated as of June 6, 1997, including any related notes, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, modified, renewed, or refunded, replaced or refinanced by a revolving credit, term and/or letter of credit facility, from time to time.

              "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

              "Business" means the business of providing services and products to the oil and gas industry and the petrochemicals industry.

              "Business Day" means any day other than a Legal Holiday.

              "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

              "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including each class of common stock and Preferred Stock of such Person, (ii) with respect to any Person that is not a corporation, any and all partnership interests (whether general or limited) or limited liability company interests, and (iii) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

              "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than 180 days from the date of acquisition (provided that the full faith and credit of the United States is pledged in support thereof), (iii) certificates of deposit with maturities of 180 days or less from the date of acquisition, bankers' acceptances with maturities not exceeding 180 days and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million or any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development and that has total assets in excess of $500.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(ii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least P-1 (or higher) by Moody's or A-1 (or higher) by S&P and in each case maturing within six months after the date of acquisition, and (vi) shares of any money market mutual fund, or similar fund, in each case having assets in excess of $500.0 million, which invests solely in investments of the types described in clauses (i) through (v) above.

              "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, directly or indirectly, of all or substantially all of the assets of the Company and its Restricted Subsidiaries to any Person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) any Person or group (as defined above) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, including by way of merger, consolidation or otherwise, or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

              "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries.

              "Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture and thereafter means such successor.

              "Consolidated Interest Coverage Ratio" means, for any Reference Period, the ratio on a pro forma basis of (a) the sum of (without duplication)
(i) Consolidated Net Income of such Person for such period, plus an amount equal to any extraordinary, nonrecurring or unusual loss plus any net loss realized in connection with an asset sale, to the extent such losses were deducted or otherwise excluded in computing Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) Consolidated Tax Expense, (iv) depreciation and amortization (including amortization of goodwill, amortization of deferred debt expense and other intangibles and amortization of deferred compensation in respect of non-cash compensation but excluding amortization of prepaid cash expenses that were paid in a prior period) and other extraordinary, unusual or non-recurring non-cash charges (excluding any such non-cash charge to the extent it represents an accrual of a reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, to the extent such depreciation and amortization were deducted or otherwise excluded in computing Consolidated Net Income, as determined in accordance with GAAP on a consolidated basis in each case as determined for the Reference Period to (b) Consolidated Interest Expense for such Reference Period; provided, that, in calculating each of the items set forth in the foregoing (i) acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date") shall be assumed to have occurred on the first day of the Reference Period, (ii) the incurrence of any Indebtedness (including the issuance of the Notes) or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of such Reference Period, (iii) any Indebtedness that had been outstanding during the Reference Period that has been repaid on or prior to the Transaction Date shall be assumed to have been repaid as of the first day of such Reference Period, (iv) the Consolidated Interest Expense attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date was the average rate in effect during the entire Reference Period and (v) in determining the amount of Indebtedness pursuant to
Section 4.8 hereof, the incurrence of Indebtedness giving rise to the need to calculate the Consolidated Interest Coverage Ratio and, to the extent the net proceeds from the incurrence thereof are used to retire Indebtedness, the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period.

              "Consolidated Interest Expense" means, with respect to any Person for any Reference Period, the aggregate amount (without duplication) of (a) consolidated interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued, of such Person and its Restricted Subsidiaries for such period (including (i) amortization of original issue discount and non-cash interest payments and accruals, (ii) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method and (iii) the interest component of any payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations, in each case, to the extent attributable to such period, but excluding (x) commissions, discounts and other fees and charges incurred with respect to letters of credit and bankers' acceptances financing and (y) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or secured by a Lien on assets of such Person) determined in accordance with GAAP and (b) with respect to any Disqualified Stock, cash dividends paid (other than to the Company or any of its Restricted Subsidiaries), declared, accrued or accumulated during such period, divided by one minus the applicable actual combined federal, state, local and foreign income tax rate of the Company and its Restricted Subsidiaries (expressed as a decimal), on a consolidated basis, for the Reference Period preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense, in each case to the extent attributable to such period and excluding items eliminated in consolidation. Consolidated Interest Expense of the Company shall not include any prepayment premiums or amortization of original issue discount or deferred financing costs, to the extent such amounts are incurred as a result of the prepayment on the date of this Indenture of any Indebtedness of the Company with the proceeds of the Notes.

              "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, adjusted to exclude (only to the extent included and without duplication) (i) all net gains which are extraordinary, unusual or are non-recurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of capital stock), (ii) all gains resulting from currency or hedging transactions not in the ordinary course of business consistent with past practice, (iii) the Net Income (if positive) of any Person acquired after the Issue Date in a pooling of interests transaction for any period prior to the date of such acquisition,
(iv) the cumulative effect of a change in accounting principles and (v) the Net Income of any Restricted Subsidiary of any Person to the extent that such Restricted Subsidiary has any restrictions or encumbrances on making distributions to such Person; provided, that the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of cash dividends or cash distributions actually paid during such period to the referent Person or a Restricted Subsidiary thereof.

              "Consolidated Net Worth" means, with respect to the Company and its Restricted Subsidiaries, and at any date of determination, the sum of Capital Stock (other than Disqualified Stock) and additional paid-in capital plus retained earnings (or minus accumulated deficit) minus all intangible assets, including, without limitation, organization costs, patents, trademarks, copyrights, franchises, research and development costs, and any amount reflected in treasury stock, of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

              "Consolidated Tax Expense" means, with respect to any Person for any period, the provisions for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

              "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

              "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

              "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries in the ordinary course of business against fluctuation in the values of the currencies of the countries (other than the United States) in which the Company or its Restricted Subsidiaries conduct business.

              "Default" means any event that is, or with the passage of time or the giving of notice, or both, would be, an Event of Default.

              "Definitive Notes" means Notes that are in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto and the additional schedule referred to therein).

              "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

              "Disinterested Director" means, with respect to an Affiliate Transaction or series of related Affiliate Transactions or an Asset Sale, a member of the Board of Directors of the Company who has no financial interest, and whose employer has no financial interest, in such Affiliate Transaction or series of related Affiliate Transactions or in such Asset Sale.

              "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passing of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable or is convertible or exchangeable for Indebtedness at the option of the holder thereof, in whole or in part, on or prior to June 1, 2007.

              "Domestic Subsidiary" shall mean each Subsidiary of the Company incorporated or organized under the laws of the United States or any state or territory thereof.

              "Eligible Foreign Inventory" means the consolidated finished goods, raw materials and work-in-process of the Wholly-Owned Foreign Subsidiaries of the Company (excluding finished goods, raw materials and work-in-process of Unrestricted Subsidiaries of the Company) less any applicable reserves, each of the foregoing determined in accordance with GAAP.

              "Eligible Foreign Receivables" means the consolidated trade receivables of the Wholly-Owned Foreign Subsidiaries of the Company (excluding trade receivables of the Unrestricted Subsidiaries of the Company) less the allowance for doubtful accounts, each of the foregoing determined in accordance with GAAP.

              "Eligible Inventory" means the consolidated finished goods, raw materials and work-in-process of the Company and its consolidated Subsidiaries (excluding finished goods, raw materials and work-in-process of Foreign Subsidiaries and their Subsidiaries and Unrestricted Subsidiaries of the Company) less applicable reserves located in the United States and Canada, each of the foregoing determined in accordance with GAAP.

              "Eligible Receivables" means the consolidated trade receivables of the Company and its consolidated Subsidiaries (excluding trade receivables of Foreign Subsidiaries and their Subsidiaries and Unrestricted Subsidiaries of the Company) less the allowance for doubtful accounts and less sales to account debtors outside the United States and Canada, each of the foregoing determined in accordance with GAAP.

              "Equity Interests" means Capital Stock and all warrants, options or other rights exercisable for, exchangeable for or convertible into Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

              "Event of Default" has the meaning set forth in Section 6.1 hereof.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

              "Exchange Note" means any Series B Note issued in exchange for an Original Note pursuant to the Exchange Offer or the Private Exchange Offer.

              "Exchange Offer" means the offer by the Company registered pursuant to the Securities Act to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

              "Exchange Offer Registration Statement" means the registration statement under the Securities Act relating to the Exchange Offer, including the related prospectus.

              "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Bank Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

              "Fair Market Value" means with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets shall be determined by the Board of Directors of the Company, including a majority of the Company's Disinterested Directors, acting in good faith, and which determination shall be evidenced by an Officers' Certificate delivered to the Trustee.

              "Foreign Subsidiary" shall mean each Subsidiary of the Company that is incorporated or organized under the laws of any jurisdiction other than the United States of America or any state or territory thereof.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States on the date of this Indenture.

              "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in the form of Note attached hereto as Exhibit A.

              "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

              "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

              "Guarantors" means any Restricted Subsidiary of the Company which becomes a guarantor of the Notes in compliance with the provisions of Section
4.16 and Article 10 hereof
until such time, if any, as such Restricted Subsidiary is released from the Guarantee pursuant to Section 10.4 hereof.

              "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) Interest Rate Agreements, (ii) Currency Agreements and (iii) Commodity Agreements.

              "Holder" means a Person in whose name a Note is registered on the Registrar's books.

              "Indebtedness" means, with respect to any Person, (a) all obligations of such Person, whether or not contingent, (i) in respect of borrowed money (whether or not the recourse of the lender is to be the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments (including, but not limited to, purchase money obligations), (iii) representing the balance deferred and unpaid of the purchase price of any property or services (other than trade accounts payable or other obligations arising in the ordinary course of business), (iv) representing any Hedging Obligations, (v) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (vi) for the payment of money relating to a Capital Lease Obligation or (vii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit, if and to the extent any of the foregoing obligations referred to in this clause (a) (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (b) all liabilities of others of the kind described in the preceding clause (a) that such Person has Guaranteed or that are otherwise its legal liability; (c) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured and (2) the Fair Market Value of such asset; (d) with respect to such Person, the liquidation preference or any mandatory redemption payment obligations in respect of Disqualified Stock: (e) the aggregate preference in respect of amounts payable on the issued and outstanding shares of Preferred Stock of any of the Company's Restricted Subsidiaries in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of Preferred Stock that are owned by such Person or any of its Restricted Subsidiaries; provided that if such Person is the Company, such exclusion shall be for such preference attributable to such shares of Preferred Stock that are owned by the Company or any of its Restricted Subsidiaries).

              "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

              "Initial Purchaser" means Bear, Stearns & Co. Inc., as initial purchaser in the Offering.

              "Interest Payment Date" means, with respect to any installment of interest on the Notes, the date specified in such Note as the fixed date on which such installment of interest is due and payable.

              "Interest Record Date" shall have the meaning set forth in the form of the Note attached hereto as Exhibit A.

              "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries designed to protect the Company or any of its Restricted Subsidiaries in the ordinary course of business against fluctuations in interest rates.

              "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including, without limitation, any Guarantee), advances or other extensions of credit or capital contributions to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), all acquisitions (whether by purchase, merger, consolidation or otherwise) for consideration by such Person of any Indebtedness, Capital Stock, bonds, notes, debentures or other securities (including, without limitation, any interests in any partnership or joint venture) issued or owned by any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

              "Issue Date" means the date on which the Notes are originally issued under this Indenture.

              "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, easement, restriction, covenant, right-of-way, adverse claim, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to grant a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

              "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

              "Make-Whole Amount" with respect to a Note means an amount equal to the excess, if any, of (i) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on June 1, 2002, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (ii) the outstanding principal amount of such Note. "Treasury Rate" is defined as the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the Notes assuming redemption of the Notes on June 1, 2002; provided, however, that if the Make-Whole Average Life of such Note is not equal to the constant maturity of the United States Treasury securities for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

              "Make-Whole Average Life" means the number of years (calculated to the nearest one-twelfth) between the date of redemption and June 1, 2002.

              "Make-Whole Price" with respect to a Note means the greater of
(i) the sum of the outstanding principal amount and the Make-Whole Amount of such Note, and (ii) the redemption price of such Note on June 1, 2002, determined pursuant to Article 3 hereof (105.188% of the principal amount).

              "Moody's" means Moody's Investors Service, Inc. and its successors.

              "Net Cash Proceeds" means (a) with respect to any Asset Sale or Sale/Leaseback Transaction of any Person, an amount equal to aggregate cash proceeds received (including any cash proceeds received by way of deferred payment in principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions, accounting and investment banking and other fees and expenses incurred, and all federal, state or local taxes required to be accrued as a liability as a consequence of such Asset Sale or Sale/Leaseback Transaction, and in each case net of all Indebtedness which is secured by such asset or assets (including Equity Interests) which are the subject of such Asset Sale, in accordance with the terms of any Lien upon or with respect to such asset or assets, or which must, by its terms or in order to obtain a necessary consent to such Asset Sale or Sale/Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale/Leaseback Transaction and which is actually so repaid and (b) in the case of any sale by the Company of securities relevant to
Section 4.9 hereof, the amount of aggregate net cash proceeds received by the Company, after payment of expenses, commissions, discounts and any other transaction costs incurred in connection therewith.

              "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however (only to the extent included and without duplication),

(i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any sale of assets (including, without limitation, dispositions pursuant to Sale/Leaseback Transactions), or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and
(ii) any extraordinary, non-recurring or unusual gain (but not loss), together with any related provision for taxes on such extraordinary, non-recurring or unusual gain (but not loss).

              "Non-Recourse Indebtedness" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

              "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

              "Notes" means the Exchange Notes and the Original Notes.

              "Obligations" means any principal, premium, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

              "Offering" means the offering of the Series A Notes pursuant to the Offering Memorandum.

              "Offering Memorandum" means the Offering Memorandum of the Company, dated June 4, 1997, relating to the Offering.

              "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person or any individual holding a similar or greater position of authority within the organization of such Person, or, if such Person is a limited partnership, within the organization of the general partner of such limited partnership, including, without limitation, the manager or managing member of a limited liability company or a director or managing director of a Foreign Subsidiary.

              "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, chief accounting officer, the Treasurer or any Assistant Treasurer of such Person.

              "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of
Section 11.5 hereof and, to the extent required by the TIA, complies with TIA
Section 314. The counsel may be an employee of or counsel to the Company, any of its Subsidiaries or the Trustee.

              "Original Notes" means the Series A Notes initially issued pursuant to this Indenture prior to the issuance of Exchange Notes.

              "Pari Passu Indebtedness" means, with respect to any Net Cash Proceeds from Asset Sales, Senior Indebtedness of the Company or a Guarantor the terms of which require the Company or such Guarantor to apply such Net Cash Proceeds to offer to repurchase such Indebtedness.

              "Permitted Company Refinancing Indebtedness" means Indebtedness of the Company, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of the Company, provided that (i) if the Indebtedness (including the Notes) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Notes, then such Indebtedness is pari passu or subordinated in right of payment to, as the case may be, the Notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Company Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) (plus the amount of reasonable fees and expenses incurred in connection therewith).

              "Permitted Indebtedness" means (i) Indebtedness incurred by the Company under the Bank Credit Facility in an aggregate principal amount not to exceed (a) the greater of (x) $25.0 million at any time outstanding or (y) the sum of 85% of the amount of Eligible Receivables and 50% of the amount of Eligible Inventory, at any time outstanding minus (b) the amount of Net Cash Proceeds from any Asset Sale applied pursuant to Section 4.13 hereof to repay or prepay such Indebtedness that results in a permanent reduction in any revolving credit or other commitment relating thereto or the maximum amount that may be borrowed thereunder, provided that the aggregate amount of applied Net Cash Proceeds shall not permanently reduce the principal amount of Permitted Indebtedness under this clause (i) below $10.0 million; (ii) Existing Indebtedness outstanding on the date of this Indenture; (iii) Indebtedness represented by the Notes and this Indenture; (iv) Hedging Obligations; provided that the notional principal amount of any Interest Rate Agreement does not significantly exceed the principal amount of the Indebtedness to which such agreement relates; provided, further, that any Currency Agreement does not increase the outstanding loss potential or liabilities other than as a result of fluctuations in foreign currency exchange rates; (v) Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred on or after the date hereof, provided that (A) the aggregate amount of such Purchase Money Indebtedness (including any Permitted Company Refinancing Indebtedness and Permitted Subsidiary Refinancing Indebtedness issued to refinance, replace or refund such Indebtedness) incurred on or after the date of this Indenture and outstanding at any time pursuant to this clause (v) shall not exceed $5.0 million, and (B) in each case, such Purchase Money Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Company or such Restricted Subsidiary, as applicable, of the property so acquired or leased; (vi) Indebtedness of the Company to any of its Wholly-Owned Restricted Subsidiaries, and Indebtedness of any Restricted Subsidiary of the Company to the Company or any of its Wholly-Owned Restricted Subsidiaries (the Indebtedness incurred pursuant to this clause (vi) being hereinafter referred to as "Intercompany Indebtedness"); provided that, in the case of Intercompany Indebtedness of the Company such Indebtedness shall be unsecured and (except to a Guarantor) subordinated in all respects to the Notes; provided, further, that an incurrence of Indebtedness shall be deemed to have occurred upon (A) any sale or other disposition of Intercompany Indebtedness to a Person other than the Company or any of its Wholly-Owned Restricted Subsidiaries, (B) any sale or other disposition of Equity Interests of any Wholly-Owned Restricted Subsidiary of the Company which holds Intercompany Indebtedness such that such Restricted Subsidiary ceases to be a Wholly-Owned Restricted Subsidiary after such sale or other disposition, or (C) designation of a Restricted Subsidiary which holds Intercompany Indebtedness as an Unrestricted Subsidiary; (vii) Permitted Company Refinancing Indebtedness; (viii) Permitted Subsidiary Refinancing Indebtedness; (ix) Indebtedness of a Restricted Subsidiary pursuant to a Guarantee of the Notes; (x) to the extent that such incurrence does not result in the incurrence by the Company or any Restricted Subsidiary of any obligation for the payment of borrowed money of others, Indebtedness incurred solely as a result of the execution by the Company or its Restricted Subsidiaries of letters of credit relating to workers' compensation or self insurance, performance bonds or similar instruments; provided, however, that the foregoing exception shall not be applicable to Indebtedness incurred in connection with the performance by the Company or its Restricted Subsidiaries of such bonds or instruments or payments of such letters of credit; (xi) Acquired Indebtedness incurred by the Restricted Subsidiaries of the Company on or after the date hereof the Indenture, provided that (A) the aggregate amount of such Acquired Indebtedness (including any Permitted Subsidiary Refinancing Indebtedness issued to refinance, replace or refund such Indebtedness) outstanding at any time pursuant to this clause (xi) shall not exceed $10.0 million, (B) immediately before and after giving effect to the incurrence of such Acquired Indebtedness, no Default or Event of Default shall have occurred and be continuing and after giving effect to the incurrence of such Acquired Indebtedness the Company could incur at least $1.00 of additional Indebtedness under the first paragraph of Section 4.8 hereof and (C) such Acquired Indebtedness was not incurred in connection with or in contemplation of the subject transaction; (xii) Indebtedness incurred by the Wholly-Owned Foreign Subsidiaries of the Company in an aggregate principal amount not to exceed the sum of (1) 85% of the amount of Eligible Foreign Receivables and 50% of the amount of Eligible Foreign Inventory, at any time outstanding minus (2) the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale; and (xiii) in addition to Indebtedness specified in clauses (i) through (xii) above, additional Indebtedness in an aggregate principal amount not to exceed $5.0 million at any time outstanding.

              "Permitted Investments" means (i) Investments in any assets or property to be used in the Business of the Company or any of its Restricted Subsidiaries; (ii) any Investments in the Company or in a Wholly-Owned Restricted Subsidiary of the Company; (iii) any Investments in Cash Equivalents; (iv) any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of the Company; (v) without duplication of clause (iv) hereof, Investments by the Company or any Restricted Subsidiary of the Company in a Person engaged principally in the Business of the Company or any of its Restricted Subsidiaries, if as a result of such Investment (a) such Person becomes a Wholly-Owned Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary of the Company; (vi) loans and advances by the Company or any Restricted Subsidiary to their respective employees made in the ordinary course of business and consistent with customary practices, which loans and advances do not exceed in the aggregate $1.0 million at any one time outstanding; (vii) Investments acquired by the Company or any of its Restricted Subsidiaries (A) in exchange of any other Investment or accounts receivable held by the Company or such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such Investment or accounts receivable or (B) as a result of a foreclosure by the Company or such Restricted Subsidiary or other transfer of title with respect to any secured Investment in default; (viii) Investments permitted under Sections 4.13 and
4.15 hereof; and (ix) any Investment in an Unrestricted Subsidiary of the Company or in an entity (except a Wholly-Owned Restricted Subsidiary of the Company) in which the Company or any Wholly-Owned Restricted Subsidiary of the Company has an Equity Interest together with one or more other Persons, and which is formed after the date hereof for the purpose of engaging in the Business, provided that, at the date any such Investment is made and after giving effect thereto, such Investment, together with all other such Investments by the Company and its Restricted Subsidiaries since the date of this Indenture, does not in the aggregate exceed $15.0 million.

              "Permitted Liens" means (i) Liens in favor of the Company; (ii)
(A) Liens securing Indebtedness of the Company in an amount not in excess of that permitted to be incurred in accordance with clause (i) of the definition of "Permitted Indebtedness" and (B) Liens securing Indebtedness of the Wholly-Owned Foreign Subsidiaries of the Company which are Restricted Subsidiaries incurred pursuant to clause (xii) of the definition of "Permitted

Indebtedness;" (iii) Liens existing on the date of this Indenture; (iv) Liens securing Indebtedness, the proceeds of which are used to refinance secured Indebtedness of the Company or any of its Restricted Subsidiaries, provided that (a) such Liens are on terms at least as favorable to the Holders of the Notes as those governing the Indebtedness being refinanced, (b) such Liens shall not extend to property other than that encumbered to secure the Indebtedness being refinanced and (c) the principal amount of the Indebtedness secured by such Liens is not increased; (v) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were not created in connection with or in contemplation of such merger or consolidation and do not extend to any property or assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (vi) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not created in connection with or in contemplation of such acquisition and do not extend to any property or assets other than those being acquired; (vii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, leases or other obligations of a like nature incurred in the ordinary course of business (other than obligations for borrowed money); (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor; (x) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of the Company or impair the use of such property in the operation of the Company's business; (xi) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default; (xii) Liens arising from Purchase Money Indebtedness, provided that each such Lien shall encumber only the assets or property (or portions thereof) which is subject to such Purchase Money Indebtedness and shall attach to such property within 120 days of the acquisition or lease thereof; and (xiii) precautionary filings of any financial statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction made in connection with Capital Lease Obligations permitted to be incurred under
Section 4.8 hereof, provided that such Lien does not violate clause (xii) hereof and provided that clauses (ii), (iii) and (iv) shall not permit Liens on Capital Stock of a Restricted Subsidiary.

              "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Restricted Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of such Restricted Subsidiary, provided that (i) if the Indebtedness (including any Guarantee) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to such Guarantee, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, such

Guarantee at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Subsidiary Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) (plus the amount of reasonable fees and expenses incurred in connection therewith); provided, however, that a Restricted Subsidiary shall not incur refinancing Indebtedness to renew, extend, refinance, refund or repurchase outstanding Indebtedness of another Subsidiary.

              "Person" means any individual, corporation, limited liability company, general or limited partnership, joint venture, association, joint-stock company, trust, estate, charitable foundation, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

              "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated), which is preferred as to the payment of dividends, or upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

              "Private Exchange Offer" means a private exchange offer pursuant to Section 2(a) of the Registration Rights Agreement.

              "Public Equity Offering" means a bona fide underwritten sale to the public of common stock of the Company pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Company) that is declared effective by the SEC.

              "Public Market" exists at any time with respect to the Capital Stock of the Company if such Capital Stock of the Company is then (a) registered with the SEC pursuant to Section 12(b) or 12(g) of the Exchange Act and (b) traded either on a national securities exchange or on the NASDAQ Stock Market.

              "Purchase Money Indebtedness" means any Indebtedness of a Person to any seller or other Person incurred to finance the acquisition (including in the case of a Capital Lease Obligation, the lease) of any real or personal tangible property which, in the good faith judgment of the Board of Directors of the Company, is directly related to the Business and which is incurred substantially concurrently with such acquisition and is secured only by the assets so financed.

              "Qualified Redemption Transaction" means a redemption of any Capital Stock or Subordinated Indebtedness of the Company (including any Subordinated Indebtedness of the Company accounted for as a minority interest of the Company that is held by a Subsidiary that is a business trust or similar entity formed for the primary purpose of issuing preferred securities the proceeds of which are loaned to the Company or a Restricted Subsidiary) that by its terms is convertible into Capital Stock of the Company if on the date of notice of the call for such redemption (A) a Public Market exists in the shares of such Capital Stock of the Company and (B) the average closing price on the Public Market for shares of such Capital Stock of the Company for the twenty trading days immediately preceding the date of such notice exceeds 120% of the conversion price per share (determined by reference to the redemption price) of such Capital Stock of the Company issuable upon conversion of such Capital Stock or Subordinated Indebtedness of the Company called for redemption.

              "Reference Period" means, with respect to any Person, the four full consecutive fiscal quarters ended with the last full fiscal quarter for which financial information is available immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

              "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date of this Indenture, between the Company and the Initial Purchaser, as amended, modified or supplemented from time to time.

              "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

              "Restricted Investment" means an Investment other than a Permitted Investment. With respect to Unrestricted Subsidiaries or Restricted Subsidiaries, the amount of Restricted Investments shall be calculated as the greater of (i) the book value of assets contributed by the Company or a Restricted Subsidiary or (ii) the Fair Market Value of the assets contributed by the Company or a Restricted Subsidiary.

              "Restricted Subsidiary" means (i) any Subsidiary of the Company in existence on the date of this Indenture, (ii) any Subsidiary of the Company (other than a Subsidiary that is also a Subsidiary of an Unrestricted Subsidiary) organized or acquired after the date of this Indenture, unless such Subsidiary shall have been designated as an Unrestricted Subsidiary by resolution of the Board of Directors as provided in and in compliance with the definition of "Unrestricted Subsidiary" and (iii) any Unrestricted Subsidiary which is designated as a

Restricted Subsidiary by the Board of Directors of the Company as provided in and in compliance with the definition of "Unrestricted Subsidiary." Any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

              "Sale/Leaseback Transaction" means with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any property acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

              "SEC" means the Securities and Exchange Commission.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Senior Indebtedness" means any Indebtedness of the Company (whether outstanding on the date hereof or hereafter incurred), unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium and interest to the Notes.

              "Senior Indebtedness of a Guarantor" means any Indebtedness of such Guarantor (whether outstanding on the date hereof or hereafter incurred), unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium and interest to the Guarantees.

              "Series A Notes" means the Company's 10 3/8% Series A Senior Notes due 2007 to be issued pursuant to this Indenture.

              "Series B Notes" means the Company's 10 3/8% Series B Senior Notes due 2007 to be issued pursuant to this Indenture in the Exchange Offer and the Private Exchange Offer.

              "S&P" means Standard & Poor's Ratings Services, and its successors.

              "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

              "Subordinated Indebtedness of a Guarantor" means any Indebtedness of such Guarantor (whether outstanding on the date hereof or hereafter incurred) which is contractually subordinate or junior in right of payment of principal, premium and interest to the Guarantees.

              "Subordinated Indebtedness of the Company" means any Indebtedness of the Company (whether outstanding on the date hereof or hereafter incurred) which is contractually subordinate or junior in right of payment of principal, premium and interest to the Notes.

              "Subsidiary" means, with respect to any Person (i) any corporation, association or other business entity of which more than 50% of the total general voting power of shares of Capital Stock entitled under ordinary circumstances (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership
(a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Persons or one or more Subsidiaries of such Person or any combination thereof.

              "TIA" means the Trust Indenture Act of 1939, as in effect on the date this Indenture is qualified under the TIA.

              "Transfer Restricted Securities" has the meaning ascribed to the term "Registrable Securities" in the Registration Rights Agreement.

              "Trustee" means the party named as such above until a successor replaces it in accordance with applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

              "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of the Company in the manner provided below and (ii) any Subsidiary of any Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary of the Company by resolution of the Board of Directors, provided that, (a) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, (b) any such designation shall be deemed, at the election of the Company at the time of such designation, to be either (but not both) (x) the making of a Restricted Payment at the time of such designation in an amount equal to the Investment in such Subsidiary subject to the restrictions contained in Section 4.9 hereof or (y) the making of an Asset Sale at the time of such designation in an amount equal to the Investment in such Subsidiary subject to the restrictions contained in Section
4.13 hereof, and (c) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated. The Company shall be deemed to make an

Investment in an amount equal to the greater of the book value (as determined in accordance with GAAP) and the Fair Market Value of the net assets of any Restricted Subsidiary (or, if the Company has not theretofore made an Investment in such Restricted Subsidiary, in an amount equal to the Investments being made), at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company shall be deemed an Investment valued at an amount equal to the greater of its book value (as determined in accordance with GAAP) and its Fair Market Value at the time of such transfer. A Person may be designated as an Unrestricted Subsidiary only if and for so long as such Person
(i) has no Indebtedness other than Non-Recourse Indebtedness; (ii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to make any payment to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iii) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any Unrestricted Subsidiary of the Company may be designated as a Restricted Subsidiary of the Company by resolution of the Board of Directors of the Company; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and the Company could incur at least $1.00 of additional Indebtedness under the first paragraph of Section 4.8 hereof. The Company shall evidence any such designation to the Trustee by filing with the Trustee within 45 days of such designation a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation has been made and stating that such designation complies with the foregoing provisions.

              "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances (without regard to the occurrence of any contingency) to elect at least a majority of the board of directors, managers or trustees of any Person or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

              "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Restricted Subsidiary of such Person which is a Foreign Subsidiary.

              "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall be at the time beneficially owned by such Person either directly or indirectly through Wholly-Owned Subsidiaries.

              "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall be at the time beneficially owned by such Person either directly or indirectly through Wholly-Owned Subsidiaries.

SECTION 1.2  Other Definitions

                                                                 DEFINED
                     TERM                                       IN SECTION
                     ----                                       ----------
              "Affiliate Transaction"                              4.11
              "Asset Sale Offer"                                   4.13
              "Bankruptcy Law"                                     6.1
              "Change of Control Offer"                            4.14
              "Change of Control Price"                            4.14
              "Change of Control Payment Date"                     4.14
              "Covenant Defeasance"                                8.3
              "Custodian"                                          6.1
              "DTC"                                                2.3
              "Excess Proceeds"                                    4.13
              "Funding Guarantor"                                  10.6
              "incur"                                              4.8
              "Legal Defeasance"                                   8.2
              "Legal Holiday"                                      11.7
              "Offer Amount"                                       3.9
              "Offer Period"                                       3.9
              "Paying Agent"                                       2.3
              "Payment Default"                                    6.1
              "Purchase Date"                                      3.9
              "Registrar"                                          2.3
              "Restricted Payments"                                4.9

SECTION 1.3  Incorporation by Reference of Trust Indenture Act

              Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

              The following TIA terms used in this Indenture have the following meanings:

              "indenture securities" means the Notes;

              "indenture security holder" means a Holder of Notes;

              "indenture to be qualified" means this Indenture;

              "indenture trustee" or "institutional trustee" means the Trustee;

              "obligor" on the Notes means the Company, as obligor, or any successor obligor upon the Notes.

              All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4  Rules of Construction

              Unless the context otherwise requires:

              (1)    a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3)    "or" is not exclusive;

              (4) words in the singular include the plural, and words in the plural include the singular;

              (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision;

              (6) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

              (7)    provisions apply to successive events and transactions;

              (8) the word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding such word; and

              (9) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2

                                   THE NOTES

SECTION 2.1  Form and Dating

              The Original Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, substitutions and other variations as are required or permitted by this Indenture. The Exchange

Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, substitutions and other variations as are required or permitted by this Indenture; provided, that Exchange Notes issued in the Exchange Offer shall not bear the legend set forth in Exhibit A hereto as indicated by footnote 2; provided, further, that Exchange Notes issued in both the Exchange Offer and the Private Exchange Offer shall not refer to Liquidated Damages and shall not include paragraph 20 of Exhibit A hereto. The Notes may have notations, legends or endorsements required by this Indenture, law, stock exchange rule, depository rule or usage. Any such notation, legend or endorsement shall be delivered in writing to the Trustee by the Company. Each Note shall be dated the date of its issuance and show the date of its authentication.

              The terms and provisions contained in the Notes, annexed hereto as Exhibit A hereto, shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

              The Original Notes bought and sold in reliance on Rule 144A initially will be issued in global form, substantially in the form of Exhibit A attached hereto (including the text set forth in footnote 1 thereto and the additional schedule referred to therein). The Original Notes initially will be deposited with the Trustee, as Note Custodian. The Global Notes initially shall be registered in the name of the Depository or the nominee of the Depository. A Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and subject to the limitation set forth in Section 2.2 that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.
Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, as Note Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

              Original Notes offered and sold other than as described in the preceding paragraph shall be issued in the form of Definitive Notes in registered form in substantially the form set forth in Exhibit A.

SECTION 2.2  Execution and Authentication

              Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The seal of the Company shall be reproduced on the Notes and may be in facsimile form.

              If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

              Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A hereto, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate of authentication executed by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder.

              At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a request for the authentication and delivery of such Notes signed by an Officer of the Company, and the Trustee, in accordance with such request, shall authenticate and deliver such Notes as provided in this Indenture.

              The Trustee shall authenticate (i) Original Notes for original issue in the aggregate principal amount not to exceed $120,000,000, and (ii) Exchange Notes issued, either (x) in the Exchange Offer for the Original Notes pursuant to the Exchange Offer Registration Statement filed with the SEC from time to time, for issue only in exchange for a like principal amount of Original Notes or (y) in the Private Exchange Offer, for issue only in exchange for a like principal amount of Original Notes, in each case, upon written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Original Notes or Exchange Notes and whether the Notes are to be Definitive Notes or Global Notes. Except as contemplated by Section 2.7 hereof, the aggregate principal amount of Notes outstanding at any time may not exceed $120,000,000. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

              The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

              The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company. The Trustee shall not be liable for any act or failure to act of the authenticating agent to perform any duty either required herein or authorized herein to be performed by such person in accordance with this Indenture. Each authenticating agent shall be acceptable to the Company and otherwise comply in all respects with the eligibility requirements of the Trustee contained in this Indenture.

SECTION 2.3  Registrar and Paying Agent

              The Company shall maintain an office or agency where (a) Notes may be presented for registration of transfer or for exchange ("Registrar"),
(b) Notes may be presented
or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agents. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of payments on the Notes pursuant to Sections 4.13 and 4.14 hereof, neither the Company nor any of its Affiliates may act as Paying Agent.

              The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agency agreement shall implement the provisions of this Indenture that relate to such Agent. The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

              The Registrar or a co-registrar and a Paying Agent shall be maintained by the Company in the Borough of Manhattan, the City of New York. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.4  Paying Agent to Hold Assets in Trust

              The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, or Liquidated Damages, if any, with respect to, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and will notify the Trustee of any Default by the Company or any other obligor on the Notes in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed. Except as provided in the immediately preceding sentence, the Company at any time may require a Paying Agent to pay all assets held by it to the Trustee and account for any assets disbursed. Upon payment over and accounting to the Trustee, the Paying Agent (if other than the Company or any of its Subsidiaries) shall have no other liability for the assets. If either the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.5  Holder Lists

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Interest Record Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder, and the Company shall otherwise comply with TIA
Section  312(a).

SECTION 2.6  Transfer and Exchange

              (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with the request to register the transfer of the Definitive Notes, or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for registration of transfer or exchange:

                     (i) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder thereof or by an attorney who is duly authorized in writing to act on behalf of the Holder; and

                     (ii) shall, in the case of a Transfer Restricted Security, be accompanied by the following additional information and documents, as applicable:

                            (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

                            (B) if such Transfer Restricted Securities are being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in a transaction meeting the requirements of Rule 144 under the Securities Act (based upon an Opinion of Counsel if the Company so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                            (C) if such Transfer Restricted Securities are being transferred to an institutional "accredited investor," within the meaning of Rule

                     501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto); or

                            (D) if such Transfer Restricted Securities are being transferred outside the U.S. to a foreign person pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act (based on an Opinion of Counsel if the Company so requests), certification to that effect from such Holder (in substantially the form of Exhibits B and D hereto); or

                            (E) if such Transfer Restricted Securities are being transferred in reliance on another exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto).

              (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or by an attorney who is duly authorized in writing to act on behalf of the Holder, together with:

                     (i) if such Definitive Note is being delivered to the Trustee by a Holder, without transfer, to enable such Holder to obtain a beneficial interest in a Global Note, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); provided that such Holder provides a certification that such Holder is otherwise permitted to hold a beneficial interest in a Global Note;

                     (ii) if such Definitive Note is a Transfer Restricted Security and is being transferred, certification, substantially in the form of Exhibit B hereto, that either (A) such Definitive
              Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act, (B) to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), provided that the Trustee receives a certification from such transferee (in substantially the form of Exhibit C hereto), or (C) to a foreign person outside the U.S. pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act (based upon an Opinion of Counsel if the Company so requests), provided that the Trustee receives a certification from such transferor (in substantially the form of Exhibit D hereto); and

                     (iii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or directing the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note;

then the Trustee shall cancel such Definitive Note in accordance with Section
2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

              (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

              (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                     (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                            (A)    if such beneficial interest is being
                     transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit B hereto); or

                            (B)    if such beneficial interest is being
                     transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in a transaction meeting the requirements of Rule 144 under the Securities Act (based upon an Opinion of Counsel if the Company so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                            (C)    if such beneficial interest is being
                     transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), a certification to that effect from such transferor (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto); or

                            (D)    if such beneficial interest is being
                     transferred outside the U.S. to a foreign person pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act (based upon an Opinion of Counsel if the Company so requests), certifications to that effect from such transferor (in substantially the form of Exhibits B and D hereto); or

                            (E)    if such beneficial interest is being
                     transferred in reliance on another exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), a certification to that effect from such transferor (in substantially the form of Exhibit B hereto);

then the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                     (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

              (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (d) of this

Section 2.6), a Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

              (f)    Authentication of Definitive Notes.  If at any time:

                     (i) the Company notifies the Trustee in writing that the Depository for the Notes is no longer willing or able to act as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                     (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture;

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes, in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes and registered in such names as the Depository shall instruct the Trustee or the Company in writing.

              (g)    Legends.

                     (i)    Except as permitted by the following paragraphs
              (iii) and (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form until after the second anniversary of the later of the date of original issuance of the Note and the last day on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security):

                     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) WHO IS AN

                     INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR") AND
                     (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
                     (i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE."

                     (ii) Each Global Note shall also bear the following legend:

              "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED

REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE CIRCUMSTANCES SET FORTH IN SECTION 2.6 OF THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE. BENEFICIAL INTEREST IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.6 OF THE INDENTURE."

                     (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                            (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in clause (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                            (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in clause (i) above if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Security shall continue to be subject to the other provisions hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear a legend set forth in clause (i) above, which request is made in reliance upon Rule 144 under the

                     Securities Act, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be substantially in the form of Exhibit B hereto).

                     (iv) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in clause (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution (within the meaning of the Securities Act) of the Series A Notes, (C) a Person who is an affiliate (as defined in Rule 144A) of the Company or (D) a Person who is not acquiring Series B Notes in the ordinary course of business. The Company shall identify to the Trustee such Holders of the Notes in a written certification signed by an Officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such Holders.

                     (v) By its acceptance of any Note bearing the legend set forth in Section 2.6(g)(i) hereof, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend and agrees that it will transfer such Note only as provided in this Indenture.

              (h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, or redeemed, repurchased or cancelled, such Global Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, or redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee to reflect such reduction.

              (i)    General Provisions with respect to Transfer and Exchanges.

                     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate in accordance with Section 2.2, pursuant to the terms of this Indenture, Definitive Notes and Global Notes at the Registrar's request.

                     (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.10, 3.7, 3.9, 4.13, 4.14 and 9.5 hereof).

                     (iii) Neither the Company nor the Registrar shall be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                     (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                     (v) The Company shall not be required to issue, register the transfer or exchange of Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection.

                     (vi) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, and premium, interest and Liquidated Damages, if any, on such Note, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                     (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

                     (viii) Neither the Company nor the Trustee shall be liable for any delay by the Depository in identifying the beneficial owners of the Notes and each such Person may conclusively rely on, and shall be protected in relying on, instructions from the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Notes to be issued).

                     (ix) Members of, or participants in, the Depository shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as the Note Custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (x) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or (y) impair, as between the Depository and members of, or participants in, the Depository, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

SECTION 2.7  Replacement Notes

              If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their fees and expenses in replacing a Note. If after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Company and the Trustee shall be entitled to recover such new Note from the person to whom it was delivered or any transferee thereof, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith.

              Upon the issuance of a new Note under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

              Every replacement Note is an additional obligation of the Company and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

SECTION 2.8  Outstanding Notes

              The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because either of the Company, a Subsidiary of the Company or an Affiliate of the Company holds a Note.

              If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

              If the principal amount of any Note is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

              If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal, interest, premium and Liquidated Damages, if any, payable on that date with respect to the Notes (or the portion thereof to be redeemed or maturing, as the case may be), then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9  Treasury Notes

              In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or notice, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when the Company or any of its Affiliates repurchases or otherwise acquires Notes and the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10  Temporary Notes

              Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of the written order of the Company signed by an Officer of the Company, shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by an Officer of the Company, shall authenticate and deliver, definitive Notes in exchange for temporary Notes.

              Until such exchange, Holders of temporary Notes shall be entitled to all of the rights, benefits and privileges of this Indenture.

SECTION 2.11  Cancellation

              The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer or exchange, payment, replacement or cancellation, except as expressly permitted by this Indenture. The Company may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a written order delivered to the Trustee at the time such cancelled Notes are delivered to the Trustee, signed by one Officer of the Company, the Company shall direct that cancelled Notes be returned to it.

SECTION 2.12  Defaulted Interest

              If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case as provided in the Notes and in Section 4.1 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13  CUSIP Number

              The Company in issuing the Notes shall use a CUSIP number, and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the certificates representing the Notes, and that reliance may be placed only on the other identification numbers printed on the certificates representing the Notes. The Company will promptly notify the Trustee of any change in a CUSIP number.

SECTION 2.14  Deposit of Moneys

              On each Interest Payment Date and each date on which payments in respect of the Notes are required to be made pursuant to the terms of this Indenture, the Company shall, not later than 11:00 a.m., New York City time, deposit with the Paying Agent in immediately available funds money sufficient to make any cash payments due on such date in a timely manner which permits the Paying Agent to remit payment to the Holders on such date.

SECTION 2.15  Liquidated Damages Under Registration Rights Agreement

              Under certain circumstances, the Company shall be obligated to pay certain Liquidated Damages to the Holders, all as set forth in Section 2 of the Registration Rights Agreement.

                                   ARTICLE 3

                       REDEMPTION AND OFFERS TO PURCHASE

SECTION 3.1  Notice to Trustee

              If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

              If the Company is required to make an offer to repurchase Notes pursuant to the provisions of Sections 4.13 or 4.14 hereof, it shall furnish to the Trustee, at least 30 days before the scheduled repurchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to repurchase shall occur, (ii) the terms of the offer,
(iii) the repurchase price, (iv) the principal amount of the Notes to be repurchased, and (v) further setting forth a statement to the effect that (a) the Company or one of its Restricted Subsidiaries has made an Asset Sale and there are Excess Proceeds aggregating more than $7.5 million and the amount of such Excess Proceeds or (b) a Change of Control has occurred, as applicable.

SECTION 3.2  Selection of Notes to Be Redeemed

              If less than all of the Notes are to be redeemed at any time, the Trustee shall, unless otherwise set forth herein, select the Notes to be redeemed among the Holders of the Notes pro rata, by lot or in accordance with a method which the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal and principal national securities exchanges requirements, if any). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

              The Trustee shall promptly notify the Company and the Registrar (if other than the Trustee) in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in face amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

              In the event the Company is required to make an Asset Sale Offer pursuant to Section 3.9 and Section 4.13, and the amount of the Excess Proceeds is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company the portion of such Excess Proceeds that is not necessary to repurchase the immediately lesser principal amount of Notes that is so divisible.

SECTION 3.3  Notice of Redemption

              Subject to the provisions of Sections 3.9 and 4.14 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail by first class mail a notice of redemption to each Holder of Notes to be redeemed at its registered address.

              The notice shall identify the Notes to be redeemed (including CUSIP number) and shall state:

              (1)    the redemption date;

              (2) the redemption price, separately stating the amount of any accrued and unpaid interest and Liquidated Damages, if any, to be paid in connection with the redemption;

              (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

              (4)    the name and address of the Paying Agent;

              (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

              (6) that, unless the Company defaults in making such redemption payment together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, interest ceases to accrue on and after the redemption date on Notes or portions of Notes called for redemption;

              (7) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

              (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

              (9)    the aggregate principal amount of Notes being redeemed.

              At the Company's request, the Trustee shall give the notice of redemption in the name of the Company and at its expense: provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4  Effect of Notice of Redemption

              Once notice of redemption is mailed in accordance with Section
3.3 herein, Notes called for redemption become due and payable on the redemption date at the redemption price stated in such notice. A notice of redemption may not be conditional.

SECTION 3.5  Deposit of Redemption Price

              Prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price, together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date on all Notes to be redeemed. The Trustee or the Paying Agent shall return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amount necessary to pay the redemption price of, and accrued and unpaid interest and Liquidated Damages, if any, on, all Notes to be redeemed.

              If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an Interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. Upon surrender of a Note for redemption in accordance with the notice given pursuant to Section 3.3 hereof, such Note shall be purchased by the Company at the redemption price, together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, premium and Liquidated Damages, if any, from the redemption date until such principal, premium or Liquidated Damages, if any, is paid, and to the extent lawful on any interest not paid on such unpaid principal, premium or Liquidated Damages, if any, in each case at the rate provided in the Notes and in Section
4.1 hereof.

SECTION 3.6  Notes Redeemed in Part

              Upon surrender and cancellation of a Note that is redeemed in part only, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the surrendered and cancelled original Note.

SECTION 3.7  Optional Redemption

              The Notes are not redeemable at the Company's option prior to June 1, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

          YEAR                                         PERCENTAGE
          ----                                         ----------
          2002  . . . . . . . . . . . . . . .           105.188%

          2003  . . . . . . . . . . . . . . .           103.458%

          2004  . . . . . . . . . . . . . . .           101.729%

          2005 and thereafter . . . . . . . .           100.000%

              Notwithstanding the foregoing, at any time prior to June 1, 2002, the Company may, at its option, redeem all or any portion of the Notes at the Make-Whole Price plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption. In addition, on or prior to June 1, 2000, the Company may redeem at any time or from time to time up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price of 110.375% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings; provided that at least $78.0 million of the aggregate principal amount of the Notes remain outstanding following each such redemption; provided, further, that such redemption shall occur not earlier than 30 days or later than 60 days after the date of the closing of any such Public Equity Offering.

SECTION 3.8  Mandatory Redemption

              The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, as described in Sections 3.9, 4.13 and 4.14, the Company may be obligated, under certain circumstances, to make an offer to repurchase (i) all outstanding Notes at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase, upon a Change of Control; and (ii) outstanding Notes with a portion of the Net Cash Proceeds of Asset Sales at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase.

SECTION 3.9  Offer to Repurchase by Application of Excess Proceeds

              Any Asset Sale Offer pursuant to Section 4.13 shall remain open for at least 30 and not more than 40 days, except to the extent that a longer period is required by applicable law (the "Offer Period"). On a date within five Business Days after the termination of the Offer

Period (the "Purchase Date"), the Company shall repurchase the principal amount of Notes required to be repurchased pursuant to Section 4.13 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so repurchased shall be made in the same manner as interest payments are made.

              The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any other securities laws, rules or regulations conflict with provisions of this Section 3.9, the Company shall comply with the applicable securities laws, rules or regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

              If the Purchase Date is on or after an Interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a
Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

              Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

              (a)    that the Asset Sale Offer is being made pursuant to this
       Section 3.9 and Section 4.13 hereof and the length of time the Asset Sale Offer shall remain open;

              (b) the Offer Amount, the repurchase price, separately stating the amount of any accrued and unpaid interest and Liquidated Damages, if any, and the Purchase Date;

              (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

              (d) that, unless the Company defaults in making such payments, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

              (e) that Holders electing to have a Note repurchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

              (f) that Holders shall be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for repurchase and a statement that such Holder is withdrawing his election to have such Note repurchased;

              (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be repurchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be repurchased); and

              (h) that Holders whose Notes are repurchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

              On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the repurchase price of the Notes tendered by such Holder and accepted by the Company for repurchase plus accrued and unpaid interest and Liquidated Damages, if any, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

              Other than as specifically provided in this Section 3.9 and
Section 4.13, any repurchase of Notes pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

              No repurchase of Notes under this Section 3.9 shall be deemed to be a redemption of Notes.

                                   ARTICLE 4

                                   COVENANTS

SECTION 4.1  Payment of Notes

              The Company shall pay the principal of, premium, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent, other than the Company or any of its Subsidiaries or Affiliates, holds on or before that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium and interest, if any, then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If any Liquidated Damages become payable, the Company shall not later than three Business Days prior to the date that any payment of Liquidated Damages is due (i) deliver an Officers' Certificate to the Trustee setting forth the amount of Liquidated Damages payable to Holders and (ii) instruct the Paying Agent to pay such amount of Liquidated Damages to Holders entitled to receive such Liquidated Damages.

              The Company shall pay interest (including post-petition interest under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; the Company shall pay interest (including post-petition interest under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.2  Maintenance of Office or Agency

              The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where Notes may be presented or surrendered for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

              The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

              The Company hereby designates the office of the Trustee at 14 Wall Street, New York, New York as the initial office or agency of the Company in accordance with Section 2.3.

SECTION 4.3  Reports

              (a) Whether or not required by the rules and regulations of the SEC, including the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) within 60 days following the end of each fiscal quarter and 105 days following the end of each fiscal year, respectively, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information with the SEC for public availability (unless the SEC will not accept such filing) and make such information available to investors or prospective investors who request it in writing.

              (b) Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

              (c) For so long as any Transfer Restricted Securities remain outstanding, the Company shall furnish to all Holders or beneficial owners of Notes and prospective purchasers of the Notes designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.4  Compliance Certificate

              (a) The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year, but not less often than annually, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and its Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each of the Company and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture, and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

              (b) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument referred to in Section 6.1(5), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5  Taxes

              The Company shall, and shall cause its Subsidiaries to, pay or discharge prior to delinquency all taxes, assessments, and governmental charges levied or imposed on the Company or any Subsidiary of the Company or upon the income, profits or property of the Company or any Subsidiary of the Company except as contested in good faith and by appropriate proceedings and for which adequate reserves, to the extent required under GAAP, have been taken.

SECTION 4.6  Stay, Extension and Usury Laws

              The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, interest and Liquidated Damages, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7 Company and Corporate Existence and Maintenance of Properties and Insurance

              Subject to Section 4.14, Article 5 and Section 10.2 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and its (and its Restricted Subsidiaries') rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the

Company and its respective Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

              The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its properties in good working order, repair and condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals, replacements, additions and improvements required for it to actively conduct and carry on its business; provided, however, that nothing in this Section 4.7 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Restricted Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not adverse in any material respect to the Holders. Notwithstanding the foregoing, nothing contained in this Section 4.7 shall limit or impair in any way the right of the Company and its Restricted Subsidiaries to sell, divest and otherwise engage in transactions that are otherwise permitted by this Indenture.

              The Company shall maintain insurance against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated and owning like properties in the industry.

SECTION 4.8  Limitation on the Incurrence of Indebtedness and
             Issuance of Disqualified Stock

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness (other than Permitted Indebtedness), and the Company shall not, and shall not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Guarantor may incur Indebtedness if the Consolidated Interest Coverage Ratio for the Company's most recently ended Reference Period immediately preceding the date on which such additional Indebtedness is incurred, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such Reference Period, would have been at least 2.0 to 1.0.

SECTION 4.9  Limitation on Restricted Payments

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of

Equity Interests, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company, or dividends or distributions payable to the Company or a Wholly-Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or a Wholly-Owned Restricted Subsidiary of the Company); (iii) purchase, redeem, repay, defease or otherwise acquire or retire for consideration prior to a scheduled mandatory sinking fund payment or maturity date, any Subordinated Indebtedness of the Company or Subordinated Indebtedness of a Guarantor; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

              (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

              (b) the Company would, at the time of such Restricted Payment and immediately after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Reference Period, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
       Section 4.8 hereof; and

              (c) such Restricted Payment (the amount of any such payment, if other than cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (including Restricted Payments permitted by the next succeeding paragraph), shall not exceed the sum of (without duplication) (t) $5.0 million plus 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) commencing with the first full fiscal quarter after the Issue Date and ending on the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (u) 100% of the aggregate Net Cash Proceeds received by the Company for such period from any Person other than a Restricted Subsidiary of the Company as a result of the issuance or sale of Equity Interests of the Company (other than Disqualified Stock), other than in connection with the conversion of Indebtedness or Disqualified Stock, plus (v) 100% of the aggregate Net Cash Proceeds received by the Company for such period from any Person other than a Restricted Subsidiary of the Company as a result of the issuance or sale of any Indebtedness or Disqualified Stock to the extent that at the time the determination is made such Indebtedness or Disqualified Stock, as the case may be, has been converted into or exchanged for Equity Interests of the Company (other than Disqualified Stock), plus (w) the aggregate cash received by the Company as capital contributions to the Company after the Issue Date (other than from a Subsidiary), plus (x) in case any Unrestricted

       Subsidiary has been redesignated a Restricted Subsidiary, an amount (not less than zero) equal to the lesser of (A) the book value (determined in accordance with GAAP) at the date of such redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary and (B) the Fair Market Value of such Investments in such Unrestricted Subsidiary at the time of such redesignation (less, in the case of each of clauses (A) and (B), the amount of the original Investment (based upon book value determined in accordance with GAAP at the time of such Investment) made by the Company or any Restricted Subsidiary pursuant to clause (ix) of the definition of "Permitted Investment" minus the aggregate cash dividends paid by such Unrestricted Subsidiary to the Company or any other Restricted Subsidiary since the date of such original Investment); minus (y) in case any Restricted Subsidiary has been redesignated an Unrestricted Subsidiary, the greater of (1) the book value (determined in accordance with GAAP) at the date or redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries and (2) the Fair Market Value of such Investments in such Restricted Subsidiary at the time of such redesignation, plus, to the extent not included in the definition of "Consolidated Net Income," and plus (z) the amount of any payments of interest on Indebtedness, dividends, repayments of Indebtedness and other cash distributions, in each case after taxes and to the extent received by the Company or a Restricted Subsidiary after the date hereof from any Unrestricted Subsidiary.

              The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the payment of any dividend on any shares of Preferred Stock of the Company issued and outstanding as of the Issue Date in accordance with the terms of such Preferred Stock in effect at the Issue Date; (iii) any dividend on shares of Capital Stock of the Company or any Wholly-Owned Restricted Subsidiary payable solely in shares of Capital Stock (other than Disqualified Stock); (iv) the payment of annual dividends on shares of common stock of the Company in an aggregate amount not to exceed $0.22 per share per annum (as equitably adjusted by resolution of the Board of Directors of the Company evidenced by an Officers' Certificate delivered to the Trustee for stock splits, stock dividends and similar events after the date of this Indenture);
(v) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (u) of the preceding paragraph (c); (vi) the defeasance, redemption or repurchase of any Subordinated Indebtedness of the Company in exchange for, or out of the Net Cash Proceeds from an incurrence of Permitted Company Refinancing Indebtedness or the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such Net Cash Proceeds that are utilized for any such defeasance, redemption or repurchase shall be excluded from clause (u) or (v) of the preceding paragraph (c), as applicable; (vii) the repurchase, redemption or retirement by the Company of shares of its Capital Stock (other than Disqualified Stock) held by an employee or former employee of the Company or any of its Restricted Subsidiaries issued under the Company's stock option plans pursuant to the terms of such plans; provided that (A) the repurchase, redemption or retirement results from the retirement, termination of employment, death or disability (as defined in the relevant plan) of the employee or former employee and (B) the aggregate price paid for all such repurchased, redeemed or retired Capital Stock shall not exceed $2.0 million after the date of this Indenture; (viii) a Qualified Redemption Transaction;
(ix) any Investment in an Affiliate of the Company engaged in the Business made with the Net Cash Proceeds of a substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such Net Cash Proceeds that are utilized for any such Investment shall be excluded from clause (u) of the preceding paragraph (c); and provided, further, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (ii), (iii), (iv), (v), (vi), (vii) and (ix), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

              Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.9 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.10  Limitation on Liens

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) upon any of their respective properties or assets now owned or hereafter acquired, including, without limitation, any Capital Stock owned by the Company or any Restricted Subsidiary, securing (i) any Indebtedness of the Company, unless the Notes are equally and ratably secured, or (ii) any Indebtedness of any Guarantor, unless the Guarantees are equally and ratably secured, provided that if such Indebtedness is expressly subordinated to the Notes or the Guarantees, the Lien securing such Indebtedness will be subordinated and junior to any Lien securing the Notes or the Guarantees, with the same relative priority as such Subordinated Indebtedness of the Company or a Guarantor will have with respect to the Notes or the Guarantees, as the case may be.

SECTION 4.11  Limitation on Transactions with Affiliates

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions (including, without limitation, the sale, purchase, license, transfer, exchange, lease or otherwise dispose of any assets or properties or the rendering of any services, or entering into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of) with any Affiliate (other than transactions among the Company and its Wholly-Owned Restricted Subsidiaries) (each of the foregoing, an "Affiliate Transaction"), on terms that are less favorable to the Company or the relevant Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable arms' length transaction by the Company or such Restricted Subsidiary with an unrelated Person. In addition, the Company will not, and will not permit any Restricted Subsidiary of the Company to, enter into an Affiliate Transaction, or any series of related Affiliate Transactions involving aggregate payments (a) in excess of $1.0 million, unless a majority of the Board of Directors of the Company (including a majority of the Company's Disinterested Directors) determines in good faith, as evidenced by a resolution of such Board, that such Affiliate Transaction or series of related Affiliate Transactions is fair to the Company and in compliance with the first sentence of this paragraph; or (b) equal to or greater than $5.0 million, unless the Company complies with the preceding clause (a) and receives a written opinion from a nationally recognized investment banking firm with total assets in excess of $1.0 billion that such transaction or series of transactions is fair to the Company or such Restricted Subsidiary from a financial point of view, provided, however, that this covenant will not restrict the Company from (1) paying reasonable and customary regular compensation and fees to directors of the Company who are not employees or consultants of the Company or any Restricted Subsidiary or Affiliate of the Company, (2) paying dividends on, or making distributions with respect to, shares of Capital Stock of the Company on a pro rata basis to the extent permitted by Section 4.9 hereof, (3) other Restricted Payments that are permitted by the provisions of Section 4.9 hereof, (4) loans or advances to employees of the Company or any Restricted Subsidiary to the extent permitted by clause (vi) of the definition of "Permitted Investments," (5) any indemnification payment made to any director or officer of the Company or any Restricted Subsidiary (A) in accordance with the corporate charter or by-laws of the Company or such Restricted Subsidiary, (B) under any customary agreement providing for such indemnification payment, or (C) under applicable law, and
(6) obligations of the Company or any Restricted Subsidiary under employee compensation and other benefit arrangements entered into or provided for in the ordinary course of business.

SECTION  4.12  Limitation on Dividend and Other Payment Restrictions
                  Affecting Subsidiaries

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (iii) make loans or advances to the Company or any of its Restricted Subsidiaries, (iv) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, (v) grant Liens or other security interests on any of the properties or assets of the Company in favor of any Holder of any Note or (vi) Guarantee the Notes, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) the Bank Credit Facility as in effect as of the date of this Indenture and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are no more materially restrictive with respect to such dividend and other payment restrictions than those contained in the Bank Credit Facility as in effect at the date of this Indenture, (c) this Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries on or after the date of this Indenture as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (f) customary nonassignment provisions in contracts or leases entered into in the ordinary course of business and consistent with past practices, (g) pursuant to capital leases and purchase money obligations, in each case, for property acquired in the ordinary course of business after the date of this Indenture that impose restrictions of the nature described in clause (iv) above on the property so acquired, which obligations do not cover any assets other than the asset acquired, (h) Permitted Liens which are customary limitations on the transfer of collateral subject to such Permitted Liens, (i) any merger agreements, stock purchase agreements, asset sale agreements and similar agreements limiting the transfer of properties and assets to be transferred or otherwise disposed pending consummation of the subject transaction in accordance with the terms thereof, or (j) Permitted Company Refinancing Indebtedness or Permitted Subsidiary Refinancing Indebtedness, provided that, in each case, the restrictions contained in the agreements governing such Permitted Company Refinancing Indebtedness or Permitted Subsidiary Refinancing Indebtedness, as the case may be, are no more restrictive with respect to the provisions set forth in clauses (i), (ii), (iii), (iv), (v) and (vi) above than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.13  Limitation on Sale of Assets

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Asset Sale, unless (i) the Company (or its Restricted Subsidiary, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value thereof; (ii) at least 75% of the consideration received by the Company (or its Restricted Subsidiary, as the case may be) from such Asset Sale consists of cash or Cash Equivalents, provided, however, that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes or any Guarantee thereof) from which the Company and its Restricted Subsidiaries are expressly released in connection with such sale, and (b) any notes or other non-cash consideration received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 30 days of receipt thereof (to the extent of the cash or Cash Equivalents so received (net of costs relating thereto)), shall be deemed to be cash for purposes of this provision; and (iii) the Net Cash Proceeds received by the Company (or its Restricted Subsidiary, as the case may be) from such Asset Sale are applied in accordance with the following two paragraphs.

              The Company may apply such Net Cash Proceeds, within 365 days after any Asset Sale, to: (a) the repayment of Indebtedness of the Company under the Bank Credit Facility or other Senior Indebtedness of the Company or any Senior Indebtedness of a Guarantor, that results in a permanent reduction in any revolving credit or other commitment relating thereto or the maximum principal amount that may be borrowed thereunder in an amount equal to the principal amount so repaid or (b) make an Investment in assets or properties used in the Business. Pending the final application of any such Net Cash Proceeds, the Company or any such Restricted Subsidiary may invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.

              If, upon completion of the 365-day period, the Net Cash Proceeds of any Asset Sale less the aggregate amount applied by the Company during such period as described in clauses (a) or (b) in the immediately preceding paragraph, together with any Net Cash Proceeds in excess of amounts similarly applied by the Company from any prior Asset Sale after the date of receipt of such Net Cash Proceeds (such aggregate constituting "Excess Proceeds"), exceeds $7.5 million, then the Company will be obligated to make an offer to all Holders of Notes (the "Asset Sale Offer") to repurchase the Notes having an aggregate principal amount equal to the Excess Proceeds (and not solely the amount in excess of $7.5 million) (such repurchase to be made on a pro rata basis if the amount available for such repurchase is less than the principal amount of the Notes tendered in such Asset Sale Offer) at a repurchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of such repurchase, in accordance with the procedures set forth in this Indenture; provided, however, that, if the Company is required to apply such Excess Proceeds to repurchase, or to offer to repurchase, any Pari Passu Indebtedness, the Company shall only be required to offer to repurchase the maximum principal amount of Notes that may be repurchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding and the denominator of which is the aggregate principal amount of Notes outstanding plus the aggregate principal amount of such Pari Passu Indebtedness outstanding. To the extent that the aggregate amount of Notes tendered pursuant to an offer is less than the Excess Proceeds, the Company may use the amount of such deficiency, or a portion thereof, in any manner that is not prohibited by this Indenture. Upon the completion of the Asset Sale Offer, the amount of Excess Proceeds will be reset to zero, subject to further increase resulting from subsequent Asset Sales.
The Asset Sale Offer must be commenced within 30 days following the Asset Sale that triggers the Company's obligation to make the Asset Sale Offer and remain open for at least 30 and not more than 40 days (unless required by applicable law). The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws, rules and regulations thereunder to the extent such laws, rules and regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer.

              Notwithstanding the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale of any of the Capital Stock of a Restricted Subsidiary except pursuant to an Asset Sale of all of the Capital Stock of such Restricted Subsidiary.

SECTION 4.14  Change of Control

              Upon the occurrence of a Change of Control, the Company will be obligated to make an offer (the "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes as the Holders may elect at a repurchase price in cash (the "Change of Control Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment Date"). Notice of a Change of Control Offer shall be prepared by the Company and shall be mailed by the Company with a copy to the Trustee or at the option of the Company and at the expense of the Company, by the Trustee within 30 days following a Change of Control to each Holder of the Notes and such Change of Control Offer must remain open for at least 30 and not more than 40 days (unless required by applicable law). The notice to each Holder of the Notes shall state: (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered and not withdrawn will be accepted for payment; (2) the repurchase price, separately stating the amount of any accrued and unpaid interest and Liquidated Damages, if any, and the Change of Control Payment Date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed; (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Price, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes repurchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holders, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have such Notes repurchased; (7) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and (8) the circumstances and material facts regarding the Change of Control (including but not limited to information with respect to the historical consolidated financial information of the Company and pro forma consolidated financial information of the Company after giving effect to the Change of Control, information regarding the Person or Persons acquiring control, to the extent reasonably available, and the business plans of such Person or Persons with respect to the Company, to the extent reasonably available). The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws, rules and regulations thereunder to the extent such laws, rules and regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer.

              On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control

Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Price in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the amount of the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail or deliver to each Holder of Notes so accepted the Change of Control Price for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

              The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the same times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

              Other than as specifically provided in this Section 4.14, any repurchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

SECTION 4.15  Limitation on Sale/Leaseback Transactions

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless (i) the Company or such Restricted Subsidiary, as the case may be, would be able to incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction or (ii) the Company or such Restricted Subsidiary receives cash proceeds from such Sale/Leaseback Transaction at least equal to the Fair Market Value of the assets subject thereto and such proceeds are applied in the same manner and to the same extent as Net Cash Proceeds and Excess Proceeds from an Asset Sale.

SECTION 4.16  Guarantees of Certain Indebtedness

              The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any Indebtedness of the Company or a Guarantor, unless each such Restricted Subsidiary simultaneously executes and delivers to the Trustee a supplemental indenture, in form reasonably satisfactory to the Trustee, providing for the Guarantee by such Restricted Subsidiary of the payment of the Obligations of the Company under the Notes in the manner set forth under Article 10 hereof. Neither the Company nor any such Guarantor shall be required to make a notation on the Notes to reflect any such Guarantee. Nothing in this covenant shall be construed to permit any Restricted Subsidiary of the Company to incur Indebtedness otherwise prohibited by Section 4.8 hereof.

SECTION 4.17  Conduct of Business

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business or activity other than the Business.

SECTION 4.18  Payments for Consent

              The Company and its Subsidiaries shall not, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes or this Indenture unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in any solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 5

                                   SUCCESSORS

SECTION 5.1  Limitation on Merger, Consolidation or Sale of Assets

              (a) The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person or entity unless (i) the Company is the surviving corporation, or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company), or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, expressly assumes all the Obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), no Default or Event of Default shall have occurred and be continuing; (iv) except in the case of a consolidation or merger of the Company with or into a Wholly-Owned Restricted Subsidiary of the Company, immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is equal to or greater than the Consolidated Net Worth of the Company immediately preceding such transaction; and (v) except in the case of a consolidation or merger of the Company with or into a Wholly-Owned Restricted Subsidiary of the Company, immediately after giving pro forma effect to such transaction as if such transaction had been made at the beginning of the

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applicable Reference Period, the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, would have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 4.8 hereof.

              (b) The Company shall deliver to the Trustee prior to the consummation of any proposed transaction subject to the foregoing paragraph (a) an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction, all conditions precedent thereto and the execution and delivery and form of such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

SECTION 5.2  Successor Person Substituted

              Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in accordance with Section 5.1 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer to or include instead the successor Person and not the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. The provisions of this Article V shall not limit the obligations of the Company pursuant to Section 4.14.


                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.1  Events of Default

              An "Event of Default" occurs if:

              (1) the Company defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase (whether pursuant to Section 4.13 or 4.14 or otherwise)); or

              (2) the Company defaults in the payment of an installment of interest on, or Liquidated Damages, if any, with respect to, any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days; or

              (3) the Company fails to comply with the provisions described under Article 5 hereof or any Guarantor fails to comply with the provisions described under Section 10.2; or

              (4) the Company or, with respect to any Guarantee, any Guarantor fails to comply with any of its covenants or agreements contained in, in the case of the Company, the Notes or this Indenture or, in the case of a Guarantor, the Guarantee of such Guarantor (other than a default specified in clause (1), (2) or (3) above) and such default continues for a period of 30 days after notice of such default requiring the Company, or such Guarantor to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

              (5) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or any Guarantor (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries or any Guarantor) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case described in clauses (a) and (b) of this subsection (5), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $3.0 million or more; provided that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; or

              (6) the failure of a Guarantee by a Guarantor to be in full force and effect (other than a release of a Guarantee in accordance with Section 10.4), or the denial or disaffirmance by such Guarantor thereof; or

              (7) the Company or any of its Restricted Subsidiaries or any Guarantor fails to pay one or more final judgments or orders rendered against the Company or any Restricted Subsidiary or any Guarantor in an aggregate amount in excess of $3.0 million, and (a) such judgments or orders are not paid, discharged or stayed for a period of 60 days from the entry thereof or (b) an enforcement proceeding shall have been commenced (and not discharged or settled) by any creditor upon any such judgments or orders; or

              (8) the Company or any of its Restricted Subsidiaries or any Guarantor, pursuant to or within the meaning of any Bankruptcy Law:

                     (A)    commences a voluntary case or proceeding,

                     (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                     (D) makes a general assignment for the benefit of its creditors, or

                     (E) admits in writing its inability to pay debts as the same become due; or

              (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (A) is for relief against the Company, or any of its Restricted Subsidiaries, or any Guarantor, in an involuntary case or proceeding,

                     (B) appoints a Custodian of the Company or any of its Restricted Subsidiaries, or any Guarantor, or for all or substantially all of its respective property, or

                     (C) orders the liquidation of the Company, or any of its Restricted Subsidiaries, or any Guarantor,

       and, in each case, the order or decree remains unstayed and in effect for 60 days.

              The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

              In the case of any Event of Default pursuant to the provisions of this Section 6.1 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to June 1, 2002, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.2  Acceleration

              If an Event of Default (other than an Event of Default specified in clauses (8) and (9) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of, any accrued and unpaid interest, premium and Liquidated Damages, if any, on and all other Obligations under all the Notes to be due and payable immediately. Upon such declaration the principal, interest, premium, Liquidated Damages, if any, and all other Obligations shall be due and payable immediately. If an Event of Default specified in clause (8) or (9) of
Section 6.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder. Subject to Section 2.9, the Holders of a majority in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may rescind a declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, interest or Liquidated Damages, if any, or any other Obligation that has become due solely because of the acceleration) have been cured or waived. No such recession will affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 6.3  Other Remedies

              If an Event of Default occurs and is continuing, the Trustee may and shall at the direction of the Holders of 25% in principal amount of the then outstanding Notes pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal of, premium, interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Registration Rights Agreement.

              The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4  Waiver of Past Defaults

              Subject to Sections 2.9, 6.7 and 9.2, Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all the Notes waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal, premium, interest or Liquidated Damages, if any, with respect to any Note held by a non-consenting Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5  Control by Majority

              Subject to Section 2.9, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes, or that may involve the Trustee in personal liability. Subject to the provisions of TIA Section 315, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.6  Limitation on Suits

              A Holder of Notes may pursue a remedy with respect to this Indenture or the Notes only if:

              (1) such Holder gives to the Trustee written notice of a continuing Event of Default;

              (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

              (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense that may be incurred by the Trustee in compliance with such request;

              (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

              (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes (subject to Section 2.9) do not give the Trustee a direction inconsistent with the request.

                     A Holder of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes.

SECTION 6.7  Rights of Holders to Receive Payment

              Notwithstanding any other provision of this Indenture, the right of any Holder of a Note, which right is absolute and unconditional, to receive payment of principal, premium, interest or Liquidated Damages, if any, with respect to the Notes, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8  Collection Suit by Trustee

              If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal, premium, interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel.

SECTION 6.9  Trustee May File Proofs of Claim

              The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation and expenses of the Trustee, its agents and counsel) and the Holders of Notes allowed in any judicial proceedings relative to the Company, a Guarantor (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation and expenses of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation and expenses of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Notes in any such proceeding.

SECTION 6.10  Priorities

              If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

              First: to the Trustee, its agents and counsel for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

              Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, interest and Liquidated Damages, if any, respectively; and

              Third: to the Company or to such party as a court of competent jurisdiction shall direct.

              The Trustee may fix a record date and payment date for any payment to Holders of Notes.

SECTION 6.11  Undertaking for Costs

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder to enforce the provisions of Section 6.7 hereof, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE 7

                                    TRUSTEE

SECTION 7.1  Duties of Trustee

              (1) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

              (2)    Except during the continuance of a Default or an Event of
Default:

                     (A) The duties of the Trustee shall be determined solely by the TIA or express provisions of this Indenture and the Trustee need perform, and be liable for (as set forth herein), only those duties that are specifically set forth in the TIA or this Indenture and no others.

                     (B) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the information contained therein.

              (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                     (A) This paragraph (3) does not limit the effect of paragraph (2) of this Section 7.1.

                     (B) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                     (C) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

              (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3) and (5) of this Section 7.1.

              (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (6) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2  Rights of Trustee

              (1) The Trustee may conclusively rely and shall be protected in relying upon any resolution, document, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond or other document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

              (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability, in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (3) The Trustee may act through its agent and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

              (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

              (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 7.3  Definitive Rights of Trustee

              The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Subsidiaries or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.4  Trustee's Disclaimer

              The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5  Notice of Defaults

              If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 30 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note pursuant to Section 6.1(1) or (2), the Trustee may withhold the notice if it in good faith determines that withholding the notice is in the interests of Holders of Notes.

SECTION 7.6  Reports by Trustee to Holders

              Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to Holders of Notes a brief report dated as of such reporting date that complies with TIA
Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

              Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders of Notes shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and the Trustee shall comply with TIA Section 313(d).

SECTION 7.7  Compensation and Indemnity

              The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Except as otherwise expressly provided herein, the Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with any provision of this Indenture (including, without limitation, the reasonable compensation, expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ (A) in connection with the preparation, execution and delivery of this Indenture, any waiver or consent hereunder, any modification or termination hereof, or any Event of Default or alleged Event of Default; (B) if an Event of Default occurs, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings relating thereto; (C) in connection with the administration of the Trustee's rights pursuant hereto; or (D) in connection with any removal of the Trustee pursuant to Section 7.8 hereof), except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

              The Company shall indemnify the Trustee against any and all losses, liabilities, obligations, damages, penalties, judgments, actions, suits, proceedings, reasonable costs and expenses (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) arising out of or in connection with the acceptance or administration of its duties under this Indenture; provided, however, that the Company need not reimburse any expense or indemnify against any loss, obligation, damage, penalty, judgment, action, suit, proceeding, reasonable cost or expense (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) in which it is determined that the Trustee acted with negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

              The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

              To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Holder of Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and premium, interest and Liquidated Damages, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

              When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(8) or (9) occurs, the expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8   Replacement of Trustee

              A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

              The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company by at least 30 days' advance written notice. Subject to Section 2.9, the Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

              (1)    the Trustee fails to comply with Section 7.10;

              (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (3) a Custodian or public officer takes charge of the Trustee or its property; or

              (4)    the Trustee becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes (subject to Section 2.9) may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

              If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              If the Trustee after written request by any Holder of Notes who has been a Holder of Notes for at least six months fails to comply with Section 7.10, such Holder of Notes may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              The Company shall give or cause to be given notice of each resignation and each removal of the Trustee to all Holders in the manner provided herein. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to each Holder of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

SECTION 7.9  Successor Trustee by Merger, etc.

              If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that such successor is otherwise eligible hereunder.

SECTION 7.10  Eligibility; Disqualification

              There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof or territory or of the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal, state, territorial or District of Columbia authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

              If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10 it shall resign immediately in the manner and with the effect specified in this Article 7. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provision of, the TIA and this Indenture.

              This Indenture shall always have a Trustee who satisfies the requirements of the TIA, including TIA Sections 310(a)(1) and 310(a)(5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11  Preferential Collection of Claims Against Company

              The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1  Option to Effect Legal Defeasance or Covenant Defeasance

              The Company may, at the option of the Board of Directors of the Company, evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article 8.

SECTION 8.2  Legal Defeasance and Discharge

              Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal

Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, promptly on demand of and at the expense of the Company, shall execute proper instruments prepared by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to outstanding Notes under
Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3  Covenant Defeasance

              Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.3(a), 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14 , 4.15, 4.16, 4.17 and 4.18 and
Article 5 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein or in any other document, and such omission to comply shall not constitute a Default or Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(5) and 6.1(7) hereof shall not constitute Events of Default.

SECTION 8.4  Conditions to Legal Defeasance or Covenant Defeasance

              The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

              In order to exercise either Legal Defeasance or Covenant Defeasance, as applicable:

              (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants or nationally recognized investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, interest and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, in accordance with the terms of this Indenture;

              (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Section 6.1(8) or 6.1(9) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

              (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

              (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

              (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company; and

              (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance under Section 8.2 or the Covenant Defeasance under Section 8.3 have been complied with.

SECTION 8.5  Deposited Money and Government Securities to be Held in Trust;
              Other Miscellaneous Provisions

              Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, interest and Liquidated Damages, if any, but such money and Government Securities need not be segregated from other funds except to the extent required by law.

              The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

SECTION 8.6  Repayment to Company

              (a) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants or nationally recognized investment bank expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

              (b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request in the form of an Officers' Certificate any money held by them for the payment of principal, premium, interest or Liquidated Damages, if any, that remains unclaimed for two years after such principal, interest, premium, if any, or Liquidated Damages, if any, became due and payable, and, thereafter, Holders entitled to the money must look to the Company for payment of such money as creditors and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

SECTION 8.7  Reinstatement

              If the Trustee or Paying Agent is unable to apply any United States dollars or noncallable Government Securities in accordance with Section
8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's Obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.2 or 8.3 hereof, as the case may; provided that, if the Company makes any payment of principal of, premium, interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9

                                   AMENDMENTS

SECTION 9.1  Without Consent of Holders

              The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of Notes:

              (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

              (2)    to comply with Article 5;

              (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

              (4) to provide security for the Notes as contemplated by the provisions of Section 4.10 hereof;

              (5) to reflect the release of any Guarantor from its Guarantee, or the addition of any Restricted Subsidiary of the Company as a Guarantor, in the manner provided in Article 10 hereof;

              (6) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of the Notes; or

              (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

              Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company and of each Guarantor, if any, authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 hereof required or requested by the Trustee, the Trustee shall join with the Company and such Guarantor, if any, in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment which affects its own rights, duties or immunities under this Indenture or otherwise. After an amendment or supplement under this Section 9.1 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing such amendment or supplement.

SECTION 9.2  With Consent of Holders

              Except as otherwise provided herein, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount (subject to Section 2.9) of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

              Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company and of each Guarantor, if any, authorizing the execution of any such supplemental indenture or amendment, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company and such Guarantor, if any, in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

              It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

              After a supplemental indenture or amendment under this Section
9.2 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Subject to Sections 2.9, 6.4 and 6.7 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture or the Notes. However, without the consent of each Holder of Notes affected, an amendment or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder of Notes):

              (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

              (2) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, including default interest, on any Note;

              (3) reduce the principal of or change the fixed maturity of any Note or alter the optional or mandatory redemption provisions (other than provisions relating to the covenants described in Sections 3.9 and 4.13) or reduce the prices at which the Company shall repurchase such Notes pursuant to Sections 3.9, 4.13 or 4.14 hereof;

              (4) make any Note payable in money other than that stated in the Note;

              (5)    make any change in Section 6.4 or 6.7 hereof or in this
       Section 9.2;

              (6) waive a Default or Event of Default in the payment of principal of, premium or interest or Liquidated Damages, if any, on, any Note (other than a Default in the payment of an amount due as a result of an acceleration if the Holders of Notes rescind such acceleration pursuant to Section 6.2);

              (7)    waive a redemption payment with respect to any Note; or

              (8) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest or Liquidated Damages, if any, on, any Note.

SECTION 9.3  Compliance with Trust Indenture Act

              If at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4  Revocation and Effect of Consents

              Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date specified in any solicitation or waiver. Subject to Section
9.2 hereof, a supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder of Notes.

              The Company may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Company fixes a record date, the record date shall be fixed at the later of (i) 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5 hereof, or (ii) such other date as the Company shall designate.

SECTION 9.5  Notation on or Exchange of Notes

              The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect such amendment or waiver.

              Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

SECTION 9.6  Trustee to Sign Amendments, etc.

              The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article 9 if the amendment, waiver or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such amendment, waiver or supplemental indenture, as the case may be. In signing or refusing to sign such amendment, waiver or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith or therewith, and that it will be valid and binding upon the Company and any Guarantor in accordance with its terms. The Company or any Guarantor may not sign an amendment, waiver or supplemental indenture until the Board of Directors of the Company and such Guarantor approves it.

                                   ARTICLE 10

                                   GUARANTEE

SECTION 10.1  Guarantee

              Subject to the provisions of this Article 10, each Guarantor hereby, jointly and severally, unconditionally Guarantees to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee (i) the due and punctual payment of the principal of, premium, interest and Liquidated Damages, if any, on such Note, and the Change of Control Price and Offer Amount, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, interest and Liquidated Damages, if any, on the Notes, and the Change of Control Price and Offer Amount to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders thereof or the Trustee all in accordance with the terms of such Note and of this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantee is a general senior obligation of such Guarantor, unsecured except to the extent provided in Section 4.10 and ranking pari passu in right of payment to all existing and future Senior Indebtedness of such Guarantor and senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.

              Failing payment when due of any amount so Guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder thereof or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. To the fullest extent permitted by law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by the indefeasible and irrevocable payment in full in cash of the principal thereof, premium, interest and Liquidated Damages, if any, thereon and Change of Control Price, Offer Amount or as provided in Sections 10.2 and 10.4 hereof. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in
Article 6, such obligations (whether
or not due and payable) shall, subject to the other provisions of this Article 10, forthwith become due and payable by such Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this
Article 10. Each Guarantor agrees it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations Guaranteed hereby until the indefeasible and irrevocable payment in full in cash of all obligations Guaranteed hereby.

SECTION 10.2  Guarantors May Consolidate, etc., on Certain Terms

              (a) Subject to paragraph (b) of this Section 10.2, each Guarantor (including any existing or future Restricted Subsidiary that becomes an additional Guarantor) may not consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) (A) in the case of a Guarantor that is a Domestic Subsidiary, is a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia and (B) expressly assumes all the obligations of such Guarantor pursuant to a supplemental indenture, in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture, (ii) immediately before and after giving effect to such transaction, no Default or Event of Default exists and (iii) such Guarantor or the Person formed by or surviving any such consolidation or merger on a pro forma basis will have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction. In connection with any consolidation or merger contemplated by this Section 10.2, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such merger or consolidation and such supplemental indenture comply with this Section 10.2 and that all conditions precedent herein provided relating to such transaction have been complied with. This Section 10.2(a) will not apply to a merger between Guarantors or a merger between the Company and any Guarantor.

              (b) In the event of a sale or disposition of all of the Capital Stock of a Guarantor (by way of merger, consolidation or otherwise) and which sale or disposition is otherwise in compliance with the terms of this Indenture, then such Guarantor shall be unconditionally released from any obligations under its Guarantee of the Notes upon the consummation of such transaction without any further action required on the part of the Trustee, such Guarantor, the Company or any Holder of Notes, provided that upon such release the obligations of such Guarantor in respect of any other Guarantee of Indebtedness of the Company or a Guarantor has been or is simultaneously released. The provisions of this Section 10.2 shall not limit the obligations of the Company set forth in Sections 3.9 and 4.13.

SECTION 10.3  Application of Certain Terms and Provisions to the Guarantors

              (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officer's Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

              (b) The Guarantors shall comply with all reporting requirements of Section 4.3 as if references therein to the Company were references to the Guarantors.

              (c) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 7.2 as if references therein to the Company were references to such Guarantor.

              (d) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on any Guarantor may be given or served as described in Section 11.2 as if references therein to the Company were references to such Guarantor.

              (e) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in
Section 11.4 as if all references therein to the Company were references to such Guarantor.

SECTION 10.4  Release of Guarantee

              (a) Upon the sale or disposition of all of the Capital Stock of a Guarantor as provided in Section 10.2 (b) hereof, which sale or disposition is effected in compliance with the terms of this Indenture, such Guarantor shall be deemed released from its obligations under its Guarantee of the Notes and related obligations in this Indenture in accordance with the provisions of Section 10.2(b) hereof upon the consummation of such transaction; provided that upon such release the Obligations of such Guarantor in respect of any and all other Guarantees of Indebtedness of the Company or a Guarantor is similarly released.

              (b) In the event of the unconditional release of a Guarantor from all obligations under any and all Guarantees of Indebtedness of the Company or a Guarantor (other than the Notes), such Guarantor shall be released from any obligations under its Guarantee of the Notes without any further action required on the part of the Trustee, such Guarantor, the Company or any Holder of the Notes; provided that immediately before and after giving effect to such release, no Default or Event of Default shall have occurred and be continuing.

              (c) Upon any Guarantor ceasing to be a Guarantor pursuant to any provision of this Indenture, at the request of the Company which request shall be accompanied by an Officers' Certificate and an Opinion of Counsel, each certifying that no Event of Default (or event or condition which with the giving of notice or the passage of time would become an Event of Default) exists and is continuing and that all conditions precedent herein provided relating to this Section 10.4 have been complied with, the Trustee shall execute and deliver an appropriate instrument evidencing any such release.

              (d) Upon the release of any Guarantor from its Guarantee pursuant to any provision of this Indenture, each other Guarantor not so released shall remain liable for the full amount of principal of, premium, interest and Liquidated Damages, if any, on, the Notes as and to the extent provided in this Indenture.

SECTION 10.5  Limitation of Guarantor's Liability

              Each Guarantor and by its acceptance of Notes under this Indenture each Holder hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee of the Notes not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee of its Notes shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to Section 10.6, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. This
Section 10.5 is for the benefit of the creditors of each Guarantor.

SECTION 10.6  Contribution

              In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee of the Notes, such Funding Guarantor shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to its Guarantee of the Notes.

                                   ARTICLE 11

                                 MISCELLANEOUS

SECTION 11.1  Trust Indenture Act Controls

              If any provision of this Indenture limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 11.2  Notices

              Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered by hand delivery, by first-class mail (registered or certified, return receipt requested), by facsimile or by overnight air courier guaranteeing next day delivery, to the others' addresses as follows:

              If to the Company or any Guarantor:

                     ICO, Inc.
                     11490 Westheimer, Suite 1000
                     Houston, Texas  77077
                     Attention:  Treasurer
                     Telecopier No.: (281) 721-4251

              If to the Trustee:

                     Fleet National Bank
                     777 Main Street
                     Hartford, Conn  06115
                     Attention:  Corporate Trust Department
                     Telecopier No.: (860) 986-7920

              The Company, any Guarantor or the Trustee by notice to the others may designate additional or different addresses of subsequent notices or communications.

              All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly received: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is confirmed, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

              Any notice or communication to a Holder of Notes shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of Notes or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

              If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

              If the Company or any Guarantor mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3  Communication by Holders with Other Holders

              Holders of Notes may communicate pursuant to TIA Section 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c). Upon qualification of this Indenture under the TIA, the Trustee shall otherwise comply with TIA Section 312(b).

SECTION 11.4  Certificate and Opinion as to Conditions Precedent

              Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (if required by the TIA or this Indenture):

              (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any provided for in this Indenture relating to the proposed action have been complied with; and

              (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.5  Statements Required in Certificate or Opinion

              Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

              (1) statement that the Person making such certificate or opinion has read and understands such covenant or condition and the definitions herein relating thereto;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with, provided, however, that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

SECTION 11.6  Rules by Trustee and Agents

              The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7  Legal Holidays

              A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York, in the city in which the Corporate Trust Office of the Trustee is located or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.8  No Recourse Against Others

              (a) No past, present or future director, officer, employee, agent, or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

              (b) Notwithstanding the foregoing, this provision shall not be construed as a waiver or release of any claims to the extent required by applicable law.

SECTION 11.9  Governing Law

              THIS INDENTURE AND THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES.

SECTION 11.10  No Adverse Interpretation of Other Agreements

              This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries or any Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.11  Successors

              All agreements of the Company, any of its Subsidiaries or any Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12  Severability

              In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable in any jurisdiction, in any respect for any reason, the validity, legality and enforceability of any such provision in every other jurisdiction and in every other respect, and of the remaining provisions, shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.13.   Counterpart Originals

              This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of them together shall represent the same agreement.

SECTION 11.14   Table of Contents, Headings, etc.

              The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

              IN WITNESS WHEREOF, the undersigned have caused this Indenture to be executed as of the date first above written.



                                           ICO, INC.



                                           By:
                                              ----------------------------------
                                                  Name:
                                                  Title:


                                           FLEET NATIONAL BANK


                                           By:
                                              ----------------------------------
                                                  Name:
                                                  Title:

                                   EXHIBIT A

                                  FORM OF NOTE

                                 [Face of Note]

                                   ICO, INC.

                   10 3/8% SERIES [A/B] SENIOR NOTE DUE 2007


No.                                                      CUSIP NO.
    ----------                                                     -------------

              ICO, Inc., a Texas corporation, promises to pay to _______ ________________________ or registered assigns, the principal sum of
_______________ Dollars on June 1, 2007.

              Interest Payment Dates:  June 1 and December 1

              Interest Record Dates:  May 15 and November 15

              Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.



Dated:

[Seal]
                                           ICO, INC.


                                           By:
                                                --------------------------------

                                           By:
                                                --------------------------------

Certificate of Authentication:

Fleet National Bank, as Trustee,
certifies that this is one of the [Global] Notes referred to in the within-mentioned Indenture.

By:
   ----------------------------------------
       Authorized Signature

              [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE CIRCUMSTANCES SET FORTH IN SECTION 2.6 OF THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE. BENEFICIAL INTEREST IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.6 OF THE INDENTURE.](1)

              [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
              SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) WHO IS AN INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR") AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE





--------------------

(1) This paragraph should be included only if the Note is issued in global form.

              RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE")
              (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.](2)





------------------------------

(2) This paragraph should not be included on Exchange Notes received in an Exchange Offer.

                               [Reverse of Note]

                                   ICO, INC.

                   10 3/8% SERIES [A/B] SENIOR NOTE DUE 2007


              1. Interest. ICO, Inc., a Texas corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10 3/8% per annum from the Issue Date until maturity and to pay Liquidated Damages, if any, payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semiannually in arrears on June 1 and December 1 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from June 9, 1997; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 1997. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to 1% per annum in excess of the interest rate then in effect to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

              2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, except as provided in Section
2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, which initially will be the corporate trust office or agency of the Trustee maintained at New York, New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Global Notes will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

              3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder of Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of payments on the Notes pursuant to Sections 7 and 8 hereof, neither the Company nor any of its Affiliates may act as Paying Agent.

              4. Indenture. The Company issued the Notes under an Indenture, dated as of June 9, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are limited to $120,000,000 aggregate principal amount.

              5. Ranking and Guarantees. The Notes are general senior unsecured obligations of the Company and will rank pari passu in right of payment to all existing and future Senior Indebtedness of the Company, and senior in right of payment to all future Subordinated Indebtedness of the Company. The Company's obligation to pay principal, premium, interest and Liquidated Damages, if any, with respect to the Notes may in future be unconditionally Guaranteed on a senior basis, jointly and severally, by the Guarantors pursuant to Article 10 of the Indenture and may in future be secured as provided in Section 4.10 of the Indenture. Certain limitations to the obligations of the Guarantors are set forth in further detail in the Indenture.

              6. Optional Redemption. The Notes are not redeemable at the Company's option prior to June 1, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

          YEAR                                         PERCENTAGE
          ----                                         ----------
          2002  . . . . . . . . . . . . . . .           105.188%

          2003  . . . . . . . . . . . . . . .           103.458%

          2004  . . . . . . . . . . . . . . .           101.729%

          2005 and thereafter . . . . . . . .           100.000%

              Notwithstanding the foregoing, at any time prior to June 1, 2002, the Company may, at its option, redeem all of any portion of the Notes at the Make-Whole Price plus accrued and unpaid interest to the date of redemption.
In addition, on or prior to June 1, 2000, the Company may redeem at any time or from time to time up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price of 110.375% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings; provided that at least $78.0 million of the aggregate principal amount of the Notes remain outstanding following each such redemption; provided, further, that such redemption shall occur not earlier than 30 days or later than 60 days after the date of the closing of any such Public Equity Offering.

              7. Notice of Redemption. Subject to the provisions of the Indenture, notice of redemption will be mailed by first class mail to the Holder's registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. If less than all Notes are to be redeemed at any time, the Trustee shall, unless otherwise set forth in the Indenture, select the Notes to be redeemed in multiples of $ 1,000 pro rata, by lot or in accordance with a method which the Trustee considers to be fair and appropriate (and in such manner as complies with applicable legal and principal national securities exchanges requirements, if any). On and after the redemption date (unless the Company shall default in the payment of the redemption price, together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date), interest ceases to accrue on Notes or portions thereof called for redemption.

              8. Change of Control. In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes as the Holders may elect, at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Change of Control Payment Date.

              9. Asset Sales. In the event of Asset Sales, under certain circumstances, the Company may be obligated to make an Asset Sale Offer to repurchase the maximum principal amount of Notes that may be purchased out of Excess Proceeds, at a repurchase price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase.

              10. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company to consolidate or merge with or into any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, the ability of the Company or its Restricted Subsidiaries to dispose of certain assets, to declare or pay dividends or make certain other distributions and payments, to make certain investments or purchase, redeem, or otherwise acquire or retire for value Equity Interests, to incur additional Indebtedness or incur Liens and to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

              11. Denominations, Transfer, Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar shall be required to transfer or exchange any Notes selected for redemption. Also, the Company need not transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

              12. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

              13. Unclaimed Money. If money for the payment of principal, premium, interest or Liquidated Damages, if any, remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

              14. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended, waived or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer of exchange offer for the Notes). Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all the Notes waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of principal, premium, interest or Liquidated Damages, if any, with respect to any Note held by a non-consenting Holder. Without the consent of any Holder, the Company may amend, waive or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holder or to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not adversely affect the legal rights of any Holder.

              15. Events of Default and Remedies. An Event of Default generally is: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, any of the Notes; (ii) default in payment when due (whether at maturity, upon redemption or repurchase, or otherwise) of the principal of or premium, if any, on any of the Notes (including the failure to make a payment to repurchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer); (iii) failure by the Company to comply with the provisions described under Article V of the Indenture or any Guarantor to comply with the provisions described in Section
10.2 of the Indenture; (iv) failure by the Company or, with respect to any Guarantee, any Guarantor for 30 days after notice by the Trustee or by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the covenants or agreements in, in the case of the Company, the Indenture or the Notes or, in the case of a Guarantor, the Guarantee of such Guarantor other than those referred to in clauses (i), (ii) and (iii) above; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or any

Guarantor (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries or any Guarantor) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case described in clauses (a) and (b) of this subsection (v), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $3.0 million or more; provided that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; (vi) the failure of a Guarantee by a Guarantor to be in full force and effect (other than a release of a Guarantee in accordance with the Indenture), or the denial or disaffirmance by such Guarantor thereof;
(vii) failure by the Company or any of its Restricted Subsidiaries or any Guarantor to pay final judgments or orders rendered against the Company or any Restricted Subsidiary or any Guarantor aggregating in excess of $3.0 million, and (x) such judgments or orders are not paid, discharged or stayed for a period of 60 days after their entry or (y) an enforcement proceeding shall have been commenced (and not discharged or settled) by any creditor upon any such judgments or orders; and (viii) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its Restricted Subsidiaries or any Guarantor. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all of the principal amount of the Notes, accrued and unpaid interest thereon and all other Obligations thereunder, to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary or any Guarantor, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.
Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

              16. Trustee Dealings with Company. Fleet National Bank, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

              17. No Recourse Against Others. No past, present or future director, officer, employee, agent or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

              18. Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

              19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

              20. Additional Rights of Holders of Transfer Restricted Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of the date of the Indenture (the "Registration Rights Agreement"), between the Company and the Initial Purchaser.

              21. Obligation Absolute and Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, interest and Liquidated Damages, if any, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

              22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to Holder of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

              23. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed entirely within the State of New York, without regard to principles of conflicts of laws.

              24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

              The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or Registration Rights Agreement. Requests may be made to: ICO, Inc., 11490 Westheimer, Suite 1000, Houston, Texas 77077, Attention: Treasurer.

                                ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:



--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint                            as agent to transfer this
                        --------------------------
Note on the books of the Company. The agent may substitute another to act for him.



--------------------------------------------------------------------------------


Your Signature:
              ------------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)


Date:
     ------------------------------

Signature Guarantee:
                     -----------------------------------------------------------

NOTICE: Your Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.

In connection with any transfer of this Note the Holder hereof may be required by the Indenture to deliver to the Trustee and the Registrar a certification substantially in the form of Exhibit B to the Indenture.

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

              If you want to elect to have this Note repurchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, check the appropriate box:

                     Section 4.13 [ ]             Section 4.14 [ ]

              If you want to have only part of this Note repurchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount (in integral multiples of $1,000):



$
 ---------------------------

Date:
     -----------------------

Signature:
          ----------------------------------------------------------------------
            (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                     -----------------------------


NOTICE: Your Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.

                SCHEDULE OF EXCHANGES FOR DEFINITIVE NOTES(3)

The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                          PRINCIPAL AMOUNT OF        SIGNATURE OF
                         AMOUNT OF DECREASE       AMOUNT OF INCREASE        THIS GLOBAL NOTE      AUTHORIZED OFFICER
       DATE OF           IN PRINCIPAL AMOUNT     IN PRINCIPAL AMOUNT         FOLLOWING SUCH       OF TRUSTEE OR NOTE
       EXCHANGE          OF THIS GLOBAL NOTE     OF THIS GLOBAL NOTE     DECREASE (OR INCREASE)        CUSTODIAN
       --------          -------------------     -------------------     ----------------------        ---------





--------------------

(3) This schedule should be included only if the Note is issued in global form.

                                   EXHIBIT B

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

Re:  10 3/8% Series [A/B] Senior Notes due 2007 of ICO, Inc.



              This Certificate relates to $ __________ principal amount of Notes held in* ____________ book-entry or* __________ definitive form by _____________
(the "Transferor").



[ ] has requested the Registrar by written order to exchange or register the transfer of a Note or Notes; or

[ ] has requested the Trustee by written order to exchange its Note or Notes in definitive, registered form for a beneficial interest in a Global Note held by the Depository equal to the principal amount of Notes it holds (or the portion thereof indicated above); or

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depository a Note or Notes in definitive, registered form equal to its beneficial interest in such Global Note (or the portion thereof indicated above).

       In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relative to the above captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

[ ] Such Note is being acquired for the Transferor's own account without transfer (in satisfaction of Section 2.6(a)(ii)(A), Section 2.6(b)(i) or
       Section 2.6(d)(i)(A) of the Indenture).

[ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in a transaction meeting the requirements of Rule 144A under the Securities Act.

[ ] Such Note is being transferred outside the U.S. to a foreign person pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act (based on an opinion of counsel if the Company so requests and together with a certification in substantially the form of Exhibit D to the Indenture).





--------------------

*      Check applicable box.

[ ] Such Note is being transferred in a transaction meeting the requirements of Rule 144 under the Securities Act (based on an opinion of counsel if the Company so requests).

[ ] Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

[ ] Such Note is being transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based on an opinion of counsel if the Company so requests together with a certification in substantially the form of Exhibit C to the Indenture).

[ ] Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (based on an opinion of counsel if the Company so requests).





                                           ----------------------------
                                           [INSERT NAME OF TRANSFEROR]


                                           By:
                                              -------------------------
                                                Name:
                                                Title:
                                                Address:

Date:
     -----------------------



          TO BE COMPLETED BY TRANSFEREE IF SECOND BOX ABOVE IS CHECKED

              The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:                             Signed:
      ----------------------              ------------------------------------
                                          NOTICE: To be executed by an
                                          executive officer.

                                   EXHIBIT C

         FORM OF CERTIFICATE TO BE DELIVERED BY ACCREDITED INSTITUTIONS



                                                                          ,
                                                  --------------------- --  ----



Fleet National Bank
c/o First Chicago Trust Company of New York
14 Wall Street, 8th Floor
New York,  New York 10005,
  as Registrar
Attn:  Corporate Trust Department


Dear Sirs:

              In connection with our proposed purchase of $______ aggregate principal amount of ___% Series [A/B] Senior Notes due 2007 (the "Notes") of ICO, Inc. (the "Issuer"), a Texas corporation, we hereby confirm that:

              (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

              (ii) any purchase of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

              (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes and we, and any accounts for which we are acting, are able to bear the economic risks of its or their investment;

              (iv) we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

              (v) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

       We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only
(a) to a person whom we reasonable believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (b) to the Company or (c) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar will not be required to accept for registration of transfer any securities, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Securities from us a notice advising such person that resales of the Securities are restricted as stated herein.

       We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgments and agreements set forth herein and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

              THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.





                                                  ------------------------------
                                                  (Name of Purchaser)



                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------
                                                  Address:
                                                          ----------------------

                                   EXHIBIT D

               FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                    WITH TRANSFERS PURSUANT TO REGULATION S




                                                          ________________, ____

Fleet National Bank
c/o First Chicago Trust Company of New York
14 Wall Street, 8th Floor
New York,  New York 10005,
  as Registrar
Attention:  Corporate Trust Department


Ladies and Gentlemen:



              In connection with our proposed sale of $____________ aggregate principal amount of 10 3/8% Series [A/B] Senior Notes due 2007 (the "Notes") of ICO, Inc., a Texas corporation (the "Company"), we represent that:

              (i) the offer of the Notes was not made to a person in the United States;

              (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

              (iii) no directed selling efforts have been made by us, any of our affiliates or any person acting on our or their behalf in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

              (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

              You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.




                                           Very truly yours,




                                           -------------------------------------
                                           [Name of Transferor]


                                           By:
                                              ----------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------
                                           Address:
                                                   -----------------------------

                             CROSS-REFERENCE TABLE*


TRUST INDENTURE                                                 INDENTURE
   ACT SECTION                                                    SECTION
-----------------                                               -----------
    310(a)(1)                                                        7.10
    (a)(2)                                                           7.10
    (a)(3)                                                           N.A.
    (a)(4)                                                           N.A.
    (a)(5)                                                           7.10
    (b)                                                              7.8; 7.10
    (c)                                                              N.A.
    311(a)                                                           7.11
    (b)                                                              7.11
    (c)                                                              N.A.
    312(a)                                                           2.5
    (b)                                                              11.3
    (c)                                                              11.3
    313(a)                                                           7.6
    (b)(1)                                                           N.A.
    (b)(2)                                                           7.6
    (c)                                                              7.6
    (d)                                                              7.6
    314(a)(1)                                                        4.3; 4.4
    (a)(2)                                                           4.3; 4.4
    (a)(3)                                                           4.3; 4.4
    (b)                                                              N.A.
    (c)(1)                                                           11.4
    (c)(2)                                                           11.4
    (c)(3)                                                           N.A.
    (d)                                                              N.A.
    (e)                                                              11.5
    (f)                                                              N.A.
    315(a)                                                           7.1(2)
    (b)                                                              7.5
    (c)                                                              7.1(1)
    (d)                                                              7.1(3)
    (e)                                                              6.11
    316(a)(last sentence)                                            2.9
    (a)(1)(A)                                                        6.5
    (a)(1)(B)                                                        6.4
    (a)(2)                                                           N.A.
    (b)                                                              6.7
    (c)                                                              9.4
    317(a)(1)                                                        6.8
    (a)(2)                                                           6.9

TRUST INDENTURE                                                 INDENTURE
   ACT SECTION                                                    SECTION
-----------------                                               -----------
   (b)                                                              2.4
   318(a)                                                          11.1
   (b)                                                              N.A.
   (c)                                                             11.1

--------------------

N.A. means not applicable
*This Cross-Reference Table is not part of this Indenture.





                                      2